PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-294363

$125,000,000

AMPERCAP ACQUISITION COMPANY

12,500,000 Units

AmperCap Acquisition Company is a blank check company incorporated in the Cayman Islands, as an exempted company with limited liability, for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “business combination.” We may pursue a business combination with a target in any industry or geographic region that we believe can benefit from the expertise and capabilities of our management team.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one ordinary share and one right to receive one tenth (1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. We refer to the rights included in the units as Share Rights. We have also granted the underwriters a 45-day option to purchase up to an additional 1,875,000 units to cover over-allotments, if any. We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, described below, as of two business days prior to the consummation of our business combination, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (as described in this prospectus), divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to collectively throughout this prospectus as our public shares, subject to the limitations described herein.

Notwithstanding the foregoing, if we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. See “Summary — The Offering — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” for further discussion on certain limitations on redemption rights.

If we are unable to complete our business combination within 21 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein. However, we may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate a business combination (as well as to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we have not consummated a business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity), in which case we will provide our shareholders with the opportunity to redeem their shares in connection therewith.

AmperSPAC LLC, a Delaware limited liability company, which we refer to throughout this prospectus as our “sponsor,” currently holds 4,791,667 founder shares (up to 625,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised) which it acquired for an aggregate purchase price of $25,000, or approximately $0.005 per share. Subject to the third-party investors purchasing 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised ) from us, our sponsor intends to transfer an aggregate of 1,147,500 founder shares to such third-party investors at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per share. Since our sponsor and third-party investors acquired these shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Relating to our Securities — Our initial shareholders and third-party investors will have contributed an aggregate of $25,000, or approximately $0.005 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.”

Our sponsor, third-party investors (including Clear Street, who is also serving as an underwriter in this offering), and EarlyBirdCapital, Inc., the representative of the underwriters in this offering, which we refer to throughout this prospectus as “EBC” or the “representative,” have agreed that they and/or their designees will purchase from us an aggregate of 512,500 private placement units (or 568,750 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit for a total purchase price of $5,125,000 (or $5,687,500 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these units throughout this prospectus as the “private placement units.” Of those 512,500 private placement units (or 568,750 private placement units if the underwriters’ over-allotment option is exercised in full), our sponsor has agreed to purchase 247,500 private placement units (or 283,125 private placement units if the underwriters’ over-allotment option is exercised in full), third-party investors have agreed to purchase an aggregate of 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised), and EBC has agreed to purchase 137,500 private placement units (or 158,125 private placement units if the underwriters’ over-allotment option is exercised in full). The private placement units are identical to the units sold in this offering, subject to limited exceptions. All purchasers of the private placement units have agreed not to transfer, assign or sell any of the private placement units or underlying securities (with certain exceptions) until the completion of our business combination.

As more fully discussed in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have actual or potential conflicts of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination as compared to purchasers in this offering. See the sections titled “Summary — Conflicts of Interest,” “Proposed Business — Business Combination” and “Management — Conflicts of Interest” for more information. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our business combination within 21 months from the closing of this offering (“the completion window”), or by such earlier liquidation date as our directors may approve, unless our shareholders approve an amendment to our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination, the founder shares and private placement units may become worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination. Upon consummation of this offering, we will reimburse our sponsor up to $5,000 per month for office space and administrative services made available to us and we will repay an aggregate of up to $300,000 in loans made to us by our sponsor to cover a portion of the expenses of this offering. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our business combination, up to $1,500,000 of such loans may be convertible into private placement units described below at a price of $10.00 per unit at the option of our sponsor. Additionally, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination. As a result, there may be actual or potential material conflicts of interest between our sponsor and our management team and their respective affiliates on the one hand, and purchasers in this offering on the other hand. See “Summary — Our Sponsor,” “Summary — The Offering — Founder Shares and EBC founder shares,” “Summary — The Offering — Transfer Restrictions on Founder Shares and EBC founder shares,” “Summary — The Offering — Conflicts of interest,” “Proposed Business — Effecting our Business Combination” and “Management — Conflicts of Interest” for more information.

The following table illustrates the difference between the public offering price and our net tangible book value (“NTBV”), as adjusted to give effect to this offering and to redemptions of our public shares at varying levels, assuming the full exercise and no exercise of the over-allotment option. See the sections titled “Prospectus Summary — Dilution” and “Dilution” for more information.

Offering Price of $10.00 (as adjusted to $9.09 to include the value of the Share Rights)	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price

Assuming Full Exercise of Over-Allotment Option
$6.79	$6.12	$2.97	$5.12	$3.97	$3.46	$5.63	$0.11	$8.98

Assuming No Exercise of Over-Allotment Option

$6.78	$6.11	$2.98	$5.11	$3.98	$3.45	$5.64	$0.10	$8.99

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. See the sections titled “Proposed Business — Effecting our Business Combination — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest.”

Currently, there is no public market for our units, ordinary shares or Share Rights. Our units have been approved for listing on The Nasdaq Global Market, or “NASDAQ” under the symbol “APMCU.” The ordinary shares and Share Rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EBC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and Share Rights will be listed on NASDAQ under the symbols “APMC” and “APMCR,” respectively.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $126,250,000, or $145,187,500 if the underwriters’ over-allotment option is exercised in full ($10.10 per public share in either case), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee, and approximately $5,125,000, or $5,687,500, if the underwriters’ over-allotment option is exercised in full, will be used to pay fees and expenses in connection with the closing of this offering (including underwriting discounts and commissions), and to cover an estimated $800,000 of working capital following this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us as permitted withdrawals, if any, the proceeds from this offering and the sale of the private placement units that are deposited in the trust account will not be released from the trust account until the earliest to occur of (a) the completion of our business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity and (c) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 33 for a discussion of the information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors under Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$125,000,000
Underwriting discounts and commissions(1)	$0.20	$2,500,000
Proceeds, before expenses, to AmperCap Acquisition Company	$9.80	$122,500,000

(1)	Represents $0.20 per unit, or $2,500,000 in the aggregate (or $2,875,000 if the overallotment option is exercised in full), payable to the underwriters upon the closing of this offering. The underwriters have received and will receive compensation in addition to the underwriting discounts and commissions, including an aggregate of 275,000 ordinary shares, or “EBC founder shares.” See the section of this prospectus entitled “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $126,250,000, or $145,187,500 if the underwriters’ overallotment option is exercised in full ($10.10 per unit in either case), will be placed into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about June 4, 2026.

Book-Running Manager

EarlyBirdCapital, Inc.

Co-Manager

Clear Street

June 2, 2026

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

●	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering;

●	“Clear Street” are to Clear Street LLC, a co-managing underwriter in this offering;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

●	“company,” “our company” “we,” “us” or “our” are to AmperCap Acquisition Company, a Cayman Islands exempted company;

●	“completion window” are to the period of time (i) commencing on, and including, the closing date of this offering; and (ii) ending on the date that is 21 months after the closing date of this offering, or such earlier liquidation date as our directors may approve or such later date as our shareholders may approve in accordance with our amended and restated memorandum and articles of association. If we ask our shareholders to approve an amendment to our amended and restated memorandum and articles of association to modify the amount of time we will have to complete an initial business combination, our public shareholders will be offered an opportunity to redeem their public shares;

●	“directors” are to our directors;

●	“EBC” are to EarlyBirdCapital, Inc., the representative of the underwriters in this offering;

●	“EBC founder shares” are to 275,000 ordinary shares (up to 35,870 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised) issued to EBC and/or its designees (for the avoidance of doubt, such ordinary shares will not be “public shares”);

●	“EBC private shares” are to ordinary shares included in the private placement units issued to EBC and and/or its designees, which shares are identical to the public shares, subject to certain exceptions;

●	“equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for ordinary shares of our company, including but not limited to equity or debt securities issued in a private placement;

●	“forfeiture shares” are to the up to 625,000 founder shares and 35,870 EBC founder shares that may be forfeited to the extent that the underwriters’ over-allotment option is not exercised in full;

●

“founder shares” are to the 4,791,667 ordinary shares (up to 625,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised) currently held by our sponsor, including any ordinary shares that our sponsor may transfer to third-party investors upon closing of the offering subject to the purchase of certain private placement units by such third-party investors from us (for the avoidance of doubt, such ordinary shares will not be “public shares”);

●	“initial shareholders” are to our sponsor and the other holders of our founder shares prior to this offering, but excluding the holders of the EBC founder shares;

●	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

●	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

●	“management” or our “management team” are to our officers and directors;

●	“ordinary resolution” are to a resolution of the company (a) passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled, or (b) approved in writing by all of the holders of the issued shares entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time);

●	“ordinary shares” are to our ordinary shares, par value $0.0001 per share;

●	“permitted withdrawals” are to amounts withdrawn from interest earned on the trust account (and not from the principal held in the trust account) to pay our taxes, if any, excluding excise taxes;

●	“private placement rights” are to the Share Rights included in the private placement units;

●	“private shares” are to the ordinary shares included in the private placement units;

●	“private placement units” are to the units, each unit consisting of one ordinary share and one right to receive one tenth (1/10) of an ordinary share upon the consummation of an initial business combination, at a price of $10.00 per unit, issued to our sponsor, EBC and/or their designees in a private placement simultaneously with the closing of this offering, as well as any units that may be issued upon conversion of the working capital loans, which are identical to the public units, subject to certain exceptions;

●	“Share Rights” are to the rights which are being sold as part of the units in this offering and the private placement;

●	“public shares” are to our ordinary shares that are being sold as part of the units in this offering;

●	“public shareholders” are to the holders of our public shares, including our initial shareholders, our management team, advisors and any third-party investors to the extent our initial shareholders, members of our management team or any third-party investors and/or advisors purchase public shares, provided that each initial shareholder’s, member of our management team’s, advisor’s and any third-party investors’ status as a “public shareholder” will only exist with respect to such public shares;

●	“public units” are to the units that are being sold in this offering, each consisting of one public share and one Share Right;

●	“sponsor” refers to AmperSPAC LLC, a Delaware limited liability company;

●	“special resolution” are to a resolution of the company passed in accordance with the Companies Act, being a resolution (a) passed by a majority of at least a two-thirds (2/3) (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled, or (b) approved in writing by all of the holders of the issued shares entitled to vote at a general meeting of the company on such matter (or such lower threshold as may be allowed under the Companies Act from time to time);

●	“third-party investors” means third-party entities (none of which are affiliated with any member of our management, members of our sponsor or any other investor), including Clear Street, that will purchase, directly from us, an aggregate of 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised) in connection with the closing of this offering, and to whom the sponsor will transfer an aggregate of 1,147,500 founder shares at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per founder share;

●	“units” are to the public units and the private placement units.

Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

PROPOSED BUSINESS

Our Company

We are a blank check company incorporated in the Cayman Islands on December 5, 2025, as an exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our “business combination” with one or more businesses, which we refer to throughout this prospectus as a “target business.”

To date, our efforts have been limited to organizational activities and activities related to this offering. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our business combination.

Given their positions, our officers and directors are made aware from time to time of potential business opportunities, one or more of which we may desire to pursue for a business combination. However, we have not selected any specific target business and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with us.

We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

We are not limited to target businesses in any specific industry or geographic location but intend to focus mainly on middle-market companies operating in or with strategic ties to the United States and Mexico, with scalable business models, solid fundamentals, and clear opportunities to accelerate growth through strategic and financial support. We believe this thematic cross-border focus will allow us to leverage our team’s transactional experience, operational expertise, and differentiated and extensive network to detonate viable and sustainable growth opportunities that may benefit from access to U.S. public markets, enhanced governance, and long-term expansion capital.

Our Business Strategy and Acquisition Criteria

Market Opportunities

We believe that the following macroeconomic, social, and private and public market trends will create significant opportunities for companies with a proven track record of identifying, investing, and capitalizing on growth prospects.

U.S. Hispanic Economy

The Hispanic population in the United States has become a predominant demographic and economic factor shaping the nation’s GDP and consumer trends. Said population represents an estimated 68 million Hispanics living in the U.S. as of 2024, almost twice as many as in 2000. The Hispanic community in the United States is expected to continue to grow to 75 million by 2030, making up 21% of the projected 350 million Americans at that time.

The economic impact of the Hispanic population is reflected in income and output measures that have grown far faster than the national average. U.S. Latino Gross Domestic Income (GDI) is increasing at a rate 2.5 times faster than that of non-Latinos4. As a result, the aggregate U.S. Latino GDP reached roughly $4 trillion in 2023 and has doubled since 2015, expanding over 50% compared to 17% growth for non-Latinos over the same period. If considered independently, the Latino economy in the U.S. would rank as the fifth largest in the world, emphasizing the size, durability, and broader economic significance of this demographic segment.

Hispanic Americans have made significant gains in educational attainment, income, homeownership, and participation in high-value industries. Participation of Hispanics in key sectors such as manufacturing, real estate, healthcare, and professional services continues to expand more rapidly than the broader U.S. workforce, reinforcing their role as a driver of regional economic strength and labor dynamism3. Entrepreneurship within the Hispanic community is also expanding at an unprecedented pace. Between 2017 and 2022, the number of Latino-owned employer firms increased 44%, compared to less than 1% for all U.S. businesses. These firms employ over 3.5 million people and generate more than $650 billion in annual revenue. Hispanic-owned businesses are also exhibiting the fastest growth across industries including Arts & Entertainment (+86%), Construction (+75%), Transportation (+74%), Real Estate (+66%), and Professional Services (+48%)3. This expansion demonstrates not only rising economic significance but also increased opportunities for M&A, private equity investments and capital markets transactions, including an initial business combination.

Hispanic Americans also contribute disproportionately to U.S. consumption. Although representing approximately 15% of total household spending, they accounted for 23% of incremental consumption growth nationwide. Hispanic consumers are digitally active, brand-loyal, and responsive to culturally aligned products, reshaping retailer strategies across assortment and customer engagement.

We believe these demographic and economic trends create an attractive environment for identifying, evaluating and sourcing potential initial business combination candidates that serve or are led by the Hispanic community or led by Hispanic entrepreneurs, particularly in consumer, services, logistics, financial services, technology-enabled offerings, and essential-services categories. As the Hispanic population continues to grow younger, wealthier, and more central to the U.S. economy, companies positioned to serve this demographic may benefit from long-term secular tailwinds and expanding demand.

Deepening Economic Integration Between the United States and Mexico

The economic integration between the United States and Mexico has become one of the most strategically significant and durable cross-border relationships globally. The United States–Mexico–Canada Agreement (“USMCA”) has reinforced North American supply-chain alignment and established a stable framework for cross-border trade, investment, and industrial cooperation.

Mexico has emerged as a critical anchor of U.S. competitiveness as supply chains continue to realign toward North America. In 2024, Mexico became the United States’ largest goods trading partner, with approximately $840 billion in bilateral trade. Over 80% of Mexico’s exports are directed to the United States, reflecting the depth of commercial integration. Mexico is a key source of foreign direct investment into the United States, with investments rising from $20.6 billion to $43.4 billion between 2020 and 2024. Industrial activity has rebounded strongly post-pandemic, supported by nearshoring, record levels of foreign investment, and expanding manufacturing capacity.

Nearshoring has been driven by increased industrial absorption, infrastructure development, and rising U.S.-facing export capacity. Mexican-based companies have also grown as investors in the United States, operating across food and beverage, auto components, plastics, financial services, and technology. In 2022, majority Mexican-owned firms employed 97,700 workers in the United States and exported $2.1 billion in goods from U.S. operations . However, currency stability and disciplined monetary policy have contributed to reduced volatility across cross-border supply chains, improved cost predictability, and strengthened long-term planning for both U.S. and Mexican operators. We believe these dynamics create two distinct categories of potential targets for a cross-border business combination: (i) Mexican companies expanding their production or service footprint into the United States, and (ii) U.S. subsidiaries of Mexican groups that may benefit from U.S. public-market visibility, governance, and access to alternative forms of capital. Companies in both categories often operate in sectors where U.S. investors may have greater familiarity with the business model, end-markets, and competitive landscape, facilitating the valuation discovery, diligence and investment analysis, as well as their long-term positioning.

Limited Capital Markets Alternatives within Mexico

Despite sustained economic performance, domestic financing pathways for Mexican companies remain limited. Private equity funding and exits have severely contracted, and new listings on the Mexican stock exchange have been scarce. Only six companies have completed an IPO on the Mexican stock exchange since 2020. At the same time, maturing companies backed by venture capital and private equity—particularly those that raised significant rounds during the pandemic—are beginning to evaluate liquidity alternatives outside the domestic market as their sponsors approach the end of their investment cycles.

Mexico’s rising national wealth, marked by steady growth in disposable income (1.30% CAGR 2016-2024) and the rapid expansion of middle- and upper-income households, is accelerating demand for higher-quality goods and services. Demographic drivers are also extremely favorable: Mexico’s median age of 29, population growth of 1.24% between 2010 and 2020, and continued urbanization as 83.8% of the population now lives in urban areas, support a growing consumer class with increasing access to essential services. This evolution is creating a new wave of well-capitalized, professionally operated companies with scalable business models, in addition to Mexico’s improving domestic fundamentals where household monetary expenditure grew 7.9% from 2022 to 2024. As domestic consumption deepens, Mexican firms are increasingly positioned to capture both local and cross-border growth, making them compelling targets for investment.

In addition to high-growth or venture-backed companies, we believe a meaningful number of traditional and family-owned Mexican businesses may also consider U.S. public-market alternatives. Many such companies have scaled over decades and now face strategic priorities such as succession planning, governance modernization, capital structure optimization, expansion into foreign markets, or long-term liquidity for stakeholders. Given the limited depth of the domestic capital markets and the scarcity of IPO activity in Mexico, these businesses may evaluate a de-SPAC transaction in the United States as a means to access institutional capital, enhance transparency and visibility, and support long-term strategic objectives.

U.S. exchanges offer deeper liquidity, broader analyst coverage, and stronger institutional demand for cross-border growth stories. In this environment, a de-SPAC transaction may provide an efficient and credible alternative for Mexican companies seeking access to North America’s integrated capital markets. Recent precedents demonstrate that companies with operations connected to Mexico can attract institutional capital and operate effectively in U.S. public markets. These trends support our view that Mexico offers a growing pipeline of companies that may benefit from U.S. public-market access, including through a de-SPAC transaction.

Business Strategy

Building on the trends described above, we are a blank check company formed to effect an initial business combination, and we plan to leverage the cross-border experience, operating presence and relationships of our management team and directors to source, evaluate and consummate such a transaction.

Investment focus. Although we may pursue an initial business combination in any industry, sector or geographic region, we expect our efforts to be primarily oriented toward opportunities connected to the deepening economic integration between the United States and Mexico and the resulting expansion of cross-border trade, investment and industrial activity. We believe these dynamics support two distinct categories of potential targets for a cross-border business combination: (i) Mexican companies expanding their production or service footprint into the United States, and (ii) U.S. subsidiaries of Mexican groups that may benefit from U.S. public-market visibility, governance and access to alternative forms of capital.

In addition, we believe demographic and economic trends in the United States are creating an attractive environment for identifying and sourcing potential business combination candidates that serve, or are led by, the Hispanic community or Hispanic entrepreneurs, including in consumer, services, logistics, financial services, technology-enabled offerings and essential-services categories.

How we source and execute. Our sourcing approach is relationship-driven and cross-border by design. Our leadership team is dually based in Mexico City and New York, and we expect to proactively engage the networks of our management team and directors—including executives, business owners, family offices, capital providers and advisors—across Mexico and the United States to originate potential opportunities. We believe our ability to operate concurrently in both markets supports efficient diligence, timely decision-making and expeditious negotiations, which can be particularly important in competitive or proprietary transaction processes.

How we evaluate and diligence. We intend to evaluate potential targets using a disciplined and thematic approach based on traditional valuation methodologies. Consistent with our “Acquisition Criteria,” we currently expect to favor opportunities characterized by strong fundamentals, real-world-economy businesses, a proven business model, a strong management team and a scalable platform with clear pathways for expansion. In evaluating potential targets, we expect to focus on the sustainability of the business model, the quality of the management team, the durability of cash flows and unit economics, and the target’s readiness to operate as a U.S. public company, including with respect to governance, reporting and internal controls.

Why we believe we are well positioned to compete. We believe our cross-border operating presence, transaction experience and established relationships in both Mexico and the United States differentiate us from other acquisition vehicles that may lack on-the-ground capabilities or long-standing local networks. In addition, we believe our familiarity with cross-border regulatory, cultural and operational considerations enables us to more effectively evaluate opportunities, structure transactions and support post-combination execution, particularly for businesses navigating the transition to the U.S. public markets.

How we create value. We expect to favor businesses for which access to the U.S. public equity markets can support long-term strategic objectives such as growth investment, geographic expansion, governance modernization and broader access to capital. We also expect to seek transaction structures that appropriately align stakeholders and support long-term value creation. Following the completion of our initial business combination, we intend to support the combined company as appropriate through strategic planning, capital markets readiness and access to our cross-border relationships and experience.

Our strategic priorities are not intended to be exhaustive, and we may pursue an initial business combination outside these parameters.

The below section titled “Our Team” describes the background and experience of our management team and directors, which we believe positions us to execute this strategy.

Acquisition Criteria

We intend to evaluate potential targets using a disciplined and thematic approach based on traditional valuation methodologies. While our criteria are not exhaustive, we expect attractive opportunities to exhibit several of the following characteristics:

●	strong fundamentals;

●	real-world-economy businesses;

●	proven business model;

●	strong management team; and

●	scalable business model with clear pathways for expansion.

These criteria are not intended to be exhaustive, and we will not be limited to any specific industry or geography, but will generally seek targets with enterprise values in the upper middle-market segment where our team’s experience and resources can meaningfully add value to the initial business combination.

Our Team

We have assembled a team of experienced professionals and senior executives, each of whom brings a unique and complementary background and skill set. We will seek to leverage their collective investment banking, private equity, private credit, executive and entrepreneurial experiences and their unique network of relationships with industry executives, private equity, growth capital and venture funds, non-institutional business owners, commercial and investment bankers, lawyers, consultants, family offices, and other financial sector service providers in order to source, acquire, and support the operations of the business combination target.

As of the date of this prospectus, our management team is led by Harish Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, and Alberto Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director. Our management team is supported by our other directors, Luís Peña Kegel, John Salemi, and Alfredo Flores Ibarrola, each of whom has served on our board since June 2026.

Mr. Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, and Mr. Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, have worked together over the past 14 years, forming a cohesive and highly complementary partnership while gaining a reputation as dealmakers in Mexico. Since November 2022, Mr. Gutiérrez Pier and Mr. Dadoo González have executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, they co-founded AmperCap LLC and have served as its Managing Partners since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Through AmperCap, and in partnership with prominent family offices in the region, they have an established track record of investments across franchising, consumer goods, and commercial and residential services.

Building on this partnership, since April 2020, alongside a team of 12 professionals in Mexico City and New York, including our director, Mr. Peña Kegel, Messrs. Gutiérrez Pier and Dadoo González co-founded Águila Capital, S.C. (a.k.a SilverGreen Capital, “SilverGreen”), a boutique investment bank focused on providing M&A, debt and equity raising advisory.

Throughout their partnership at SilverGreen, and formerly as directors in its predecessor, Estructura Partners, Mr. Gutiérrez Pier and Mr. Dadoo González advised in dozens of transactions carried out by several of Mexico’s largest multinational corporations and family-owned private enterprises, including a number of landmark deals such as:

●	Arca Continental’s acquisition of The Coca-Cola Company’s Southwest and Great Plains bottling territories in the United States (2017). Arca Continental is The Coca-Cola Company’s second largest bottling partner worldwide and the sixth largest publicly listed company in Mexico.

●	The sale of Farmacias Ahumada and Farmacias Benavides (FASA) (2014), then the largest retail pharmacy chain in Latin America, to Alliance Boots (Walgreens Boots Alliance).

●	Arca Continental's transfer of Topo Chico's US mineral water rights to The Coca-Cola Company (2017).

Our leadership team is dually based in Mexico City and New York, where they draw on a combined network of deep relationships in key industries across Mexico and in the USA to source potential targets, and work concurrently and in close coordination to conduct thorough due diligence and expeditious negotiations in the pursuit of reaching a successful initial business combination.

Two of our directors, Mr. Peña Kegel and Mr. Flores Ibarrola, have served as the Chief Executive Officer of major banking institutions in Mexico, with an accumulated 20 years at the helm of three banks including Banorte, HSBC Mexico and Grupo Consupago, where they have developed a privileged access to a wide network of corporations and family-owned businesses, as well as a unique understanding of their needs and of their owners.

Alberto Gutiérrez Pier has served as our Co-Chief Executive Officer, Chairman and director since March 2026. Since November 2022, Mr. Gutiérrez Pier has executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, he co-founded AmperCap LLC and has been its Managing Partner since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Mr. Gutiérrez Pier leads the execution and fundraising efforts of AmperCap from Mexico City. Since April 2020, Mr. Gutiérrez Pier has been a Partner and Co-Founding Member of SilverGreen, where he co-manages SilverGreen’s M&A and restructuring practice. From January 2013 to March 2020, Mr. Gutiérrez Pier was a Partner at Estructura Partners, a boutique investment bank based in Mexico City where he advised domestic and international companies across multiple industries, as well as private equity firms, in planning, developing and executing strategic transactions. During those years, he participated in and led teams to successfully close over 20 M&A transactions with a total aggregate value in excess of US$11 billion. Prior to that, he was an Associate in the Capital Markets practice group at Shearman & Sterling LLP in New York City during 2011 and 2012, where he focused on Latin American issuers, U.S.-based underwriters, and sovereign debt issuances. From 2003 to 2011, Mr. Gutiérrez Pier worked at Ritch, Mueller, Heather & Nicolau, S.C., a top-tier law firm in Mexico City, where he focused primarily on capital markets and M&A transactions. Mr. Gutiérrez Pier is a board member of several privately held companies in Mexico.

Harish Dadoo González has been serving as our Chief Executive Officer, Chief Financial Officer and director since December 2025, and Co-Chief Executive Officer since March 2026. Since November 2022, Mr. Dadoo González has executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, he co-founded AmperCap LLC and has been its Managing Partner since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Mr. Dadoo González leads AmperCap’s principal investing efforts from New York. Since April 2020, Mr. Dadoo González has been a Partner and Co-Founding Member of SilverGreen, where he co-manages SilverGreen’s M&A practice. From June 2012 to March 2020, Mr. Dadoo González was a Director at Estructura Partners where he participated in several landmark transactions across multiple sectors, market brackets, and geographies, and executed over US$11 billion in aggregate transaction value. Mr. Dadoo González is also an experienced investor, and serves as a board member for several privately held companies and startups. Mr. Dadoo González serves as a Member of the Board of Trustees of the Westminster School (CT).

Luís Peña Kegel has served as our director since June 2026. Since April 2020, Mr. Peña Kegel has been a Senior Partner at SilverGreen, where he currently oversees several of the firm’s key relationships with multinational corporations, regional family businesses, and private equity firms. Since September 2025, he has served as a director of Fibra Next, a REIT listed on the Bolsa Mexicana de Valores (BMV: NEXT25.MX) in Mexico. He also currently sits on the board of several privately-held companies, investment funds, and Real Estate Investment Trusts (REITs). Mr. Peña Kegel led two of the six largest banks in Mexico, in charge of overseeing a diversified line of business that included retail banking, commercial and corporate banking, investment banking, brokerage, insurance, pension funds and other specialized services. From January 2016 to March 2021, Mr. Peña Kegel was the Vice Chairman of Global Banking and Markets for as HSBC in Latin America. In this role, he was responsible for the relationships with key clients in the region. He was actively involved in generating event-driven businesses, mainly debt and capital markets, equity offerings and mergers and acquisitions. Prior to this, he served as Chief Executive Officer of HSBC Mexico from May 2008 to December 2015. At HSBC Mexico, Mr. Peña Kegel reported directly to the group’s Chief Executive Officer and played an integral role in implementing technological improvements and developing new products and services locally, as part of an overarching transformational strategy of the world’s top ten banking groups by market capitalization. From March 2004 to April 2008, Mr. Peña Kegel was the Chief Executive Officer of Grupo Financiero Banorte SAB de CV (“Banorte,” BMV: GFNORTEO), currently the 6th largest publicly listed company in Mexico and largest Mexican-owned Bank. During his four-year tenure, he conducted a deep cost reduction exercise, a large balance sheet restructuring and also expanded Banorte’s international investor base. From 1983 to 2004, Mr. Peña Kegel worked for Citibanamex in different roles, including Head of Corporate and Commercial Banking, Treasurer for the Bank, and Director of Hispanic Markets for Citibank, based in New York from 2002 to 2004. In this role he was responsible for the initiatives linking the large US Hispanic population with their family members in Mexico through the combined synergies of Citibank in the US and Banamex in Mexico. Mr. Peña Kegel also served as Vice President of the Asociación de Bancos Mexicana, AC, (Mexican Banking Association or ABM) on three occasions (2005 – 2007, 2007 – 2009, and 2015 – 2017).

John Salemi has served as our director since June 2026. Mr. Salemi is an experienced investor and advisor with a career spanning SPACs, structured credit, leveraged finance, and small-cap public markets. Since April 2025, Mr. Salemi has served as the Founder Member of Atsion Asset Management LLC (“Atsion”), a New York based investment firm focused on public equities and structured credit. From July 2021 to March 2025, he served as a Director at Cohen & Company, a boutique investment bank and asset manager, where he concentrated on SPAC yield, optionality, and de-SPAC investment strategies. Earlier in his career, from May 2019 to July 2021, Mr. Salemi was an associate at Octagon Credit Investors, a corporate investment adviser, where he focused on fundamental high-yield credit. He began his professional career as an analyst at Morgan Stanley in the Leveraged Finance Group between June 2017 and May 2019.

Alfredo Flores Ibarrola has served as our director since June 2026. Mr. Flores Ibarrola has over 27 years of experience in the financial services sector, having led major initiatives in consumer credit, insurance solutions, process digitization, advanced analytics, and user-centric operating models. Mr. Flores Ibarrola is a Partner and Chief Executive Officer of Grupo Consupago, a specialty consumer-focused financial group founded by the Chedraui family, which he has led since December 2011 in its strategic, technological, and operational transformation, bringing extensive experience in consumer finance, digitalization, and governance within regulated financial services environments. Through his executive leadership at a consumer-focused financial institution serving a broad demographic base, he has worked closely with companies across multiple industries, gaining exposure to diverse business models, operating structures, and growth dynamics across different geographies. His background as both an executive and an entrepreneur provides additional perspective on scaling platforms, modernizing operating models, and aligning long-term strategy with disciplined execution. Prior to joining Grupo Consupago, Mr. Flores Ibarrola built a track record as an entrepreneur, launching and steering high-growth ventures in the financial and real estate sectors. In addition to his role as Chief Executive Officer of Grupo Consupago, he is also a shareholder and board member of several financial services companies, including Grupo Consupago and its subsidiaries, BKAYA, S.A.P.I. de C.V. (Bankaya) and AP Servicios Financieros, S.A. de C.V. (Autopresta), which operate as traditional and Fintech Non-Bank Financial Institutions (NBFIs) focused on specialty consumer credit, including digital lending and auto-backed consumer financing.

Business Combination

We will have up to 21 months from the closing of this offering to consummate a business combination. If we are unable to consummate our business combination within the completion window, we will cease all operations except for the purpose of winding up, as promptly as possible but not more than 10 business days thereafter (subject to lawfully available funds), redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (and less up to $100,000 for liquidation and dissolution expenses), and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. We will consummate our business combination only if we obtain the approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote (whether in person or by proxy) at a general meeting of the company.

Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the business combination. The fair market value of such business must be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business meets such fair market value requirement, the fairness opinion we obtain in connection with any business combination we seek to consummate will contain a confirmatory statement that the target business satisfies such requirement.

The funds released to us from the trust account upon the closing of our business combination may be used as consideration to pay the sellers of a target business with which we complete our business combination. If our business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness, to fund the purchase of other companies or for working capital.

Should we seek to obtain additional financing to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed business combination. We may also obtain financing prior to the closing of our business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our Acquisition Process

We intend to utilize our management team’s expertise and respective contacts and relationships to identify potential targets and evaluate their strengths, weaknesses, and to determine the relative risk and return profile of any potential target for our business combination.

Each of our officers and directors presently has contractual obligations to other entities, and any of them in the future may have additional fiduciary or contractual obligations to other entities, including other special purpose acquisition companies, or “SPACs,” pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity.

Our amended and restated memorandum and articles of association provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other (b) the presentation of which would breach an existing legal obligation of a director or an officer to any other entity.

Our Sponsor

Our sponsor is a Delaware limited liability company, which was recently formed in December 2025 to invest in our company.

Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. It is not anticipated that our sponsor will undertake any material roles or responsibilities in directing and managing our activities. Our business and activities following this offering will be directed and managed by our management team and none of our other affiliates and promoters are anticipated to have any material roles or responsibilities in directing and managing our activities.

Mr. Dadoo González, our Co-Chief Executive Officer and Chief Financial Officer, and Mr. Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, are the managing members of our sponsor. Our officers and directors will hold membership interests indirectly in our sponsor. However, only Mr. Dadoo González and Mr. Gutiérrez Pier, as the managing members of our sponsor, will have the right to control the sponsor or participate in any decision regarding the disposal of any security held by the sponsor, or otherwise. As a result of their indirect interest in the founder shares through membership interests in our sponsor, our management team and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Through their respective membership interests in the sponsor, each of Mr. Dadoo González, our Co-Chief Executive Officer and Chief Financial Officer, and Alberto Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, will receive an indirect interest in 421,667 founder shares (or 519,072 founder shares if the underwriters’ over-allotment option is exercised in full), and shall purchase the right to receive 27,500 private placement units (or 30,882 private placement units if the underwriters ‘over-allotment option is exercised in full) at a price of $10.00 per unit; and each of our directors, including Luís Peña Kegel, Alfredo Flores Ibarrola and John Salemi, will each receive an indirect interest in 421,667, 421,667, and 230,000 founder shares, respectively (or 519,072, 519,072, and 283,129 founder shares, respectively, if the underwriters’ over-allotment option is exercised in full), and shall purchase the right to receive 27,500, 27,500 and 15,000 private placement units, respectively, at a price of $10.00 per unit (or 30,882, 30,882 and 16,847 private placement units, respectively, if the underwriters’ over-allotment option is exercised in full). Subject to the third-party investors purchasing 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised) from us, our sponsor intends to transfer an aggregate of 1,147,500 founder shares to such third-party investors at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per share.

The following table sets forth the payments to be received by our sponsor, its affiliates, and the third-party investors from us prior to or in connection with the completion of our business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor, our officers and directors, and third-party investors	4,791,667 founder shares (up to 625,000 to be forfeited if the underwriters’ over-allotment option is not exercised in full)	$25,000

Sponsor, our officers and directors, and third-party investors	375,000 private placement units (or 410,625 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased simultaneously with the closing of this offering	$3,750,000 (or $4,106,250 if the underwriters’ over-allotment option is exercised in full)

Sponsor or an affiliate thereof	Up to $5,000 per month	Office space and administrative services provided to us.

Sponsor	Repayment in cash	Up to $300,000 under an unsecured, non- interest-bearing promissory note.

Sponsor and our officers or directors, or affiliates thereof	Reimbursement for any out-of- pocket expenses related to identifying, investigating and completing a business combination.	Expenses incurred in connection with identifying, investigating and completing a business combination.

Sponsor and our officers or directors, or affiliates thereof	Up to 150,000 private placement units upon conversion of up to $1,500,000 in working capital loans, if any, at $10.00 per unit	Working capital loans to finance transaction costs in connection with a business combination

Sponsor and our officers or directors, or affiliates thereof	Payment in cash or securities	Rendering services in connection with the consummation of a business combination

Investor in a third-party investor	Payment of customary transfer agent, Share Rights agent, trustee and escrow fees paid to Continental Stock Transfer &Trust Company, the president of which is an investor in a member of our sponsor	Services provided by Continental Stock Transfer & Trust Company in connection with acting as transfer agent, Share Rights agent, trustee and escrow agent.

Because our sponsor and third-party investors acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Relating to our Securities — Our initial shareholders and third-party investors will have contributed an aggregate of $25,000, or approximately $0.005 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.”

Pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers, and third-party investors, will agree to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units (and the underlying securities), as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	180 days after completion of our business combination or earlier if we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.	Sponsor, officers, directors, third-party investors and their respective transferees.	Transfers permitted (a) to our sponsor, officers, directors, any affiliates or family members of any of our sponsor, officers or directors or any members of our initial shareholders, or any affiliate of our initial shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsor upon their dissolution; or (g) to us for no value for cancellation in connection with the consummation of our business combination.

Private Placement Units (and Underlying Securities)	Completion of our business combination.	Same as above.	Same as above.

In addition, in order to facilitate our business combination (including in connection with a related PIPE financing) or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange the founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Corporate Information

Our executive office is located at 12 East 49th Street, 18th Floor, New York, NY 10017, and our telephone number is (917) 907-1171. We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received a tax exemption undertaking from the Cayman Islands government that, in accordance with the Tax Concessions Act (Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking (being December 10, 2025), no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities offered	12,500,000 units, at $10.00 per unit (or 14,375,000 units if the underwriters’ option to purchase additional units is exercised in full), each unit consisting of:

●	one ordinary share; and

●	one right to receive one tenth (1/10) of an ordinary share upon the consummation of an initial business combination (the “Share Rights”).

NASDAQ symbols	Units: “APMCU”

Ordinary Shares: “APMC”

Share Rights: “APMCR”

Trading commencement and separation of ordinary shares and Share Rights	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and Share Rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and Share Rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and Share Rights.

Separate trading of ordinary shares and Share Rights is prohibited until we have filed a Current Report on Form 8-K	In no event will the ordinary shares and Share Rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over- allotment option.

Units:

Number outstanding before this offering	0 units

Number outstanding after this offering and private placement	13,012,500 units(1)(2)

Ordinary Shares:

Number outstanding before this offering	5,066,667 shares(3)

Number outstanding after this offering and private placement	17,418,297(1)(4)

Share Rights:

Number of Share Rights to be sold as part of the units in a private placement simultaneously with this offering	512,500(1)

Number of Share Rights to be outstanding after this offering and the private placement	13,012,500(1)(5)

Terms of Share Rights:	Except in cases where we are not the surviving company in a business combination, each holder of a Share Right will automatically receive one tenth (1/10) of one ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one tenth (1/10) of one ordinary share underlying each Share Right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of Share Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 10 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of Share Rights will not receive any of such funds for their Share Rights and the Share Rights will expire worthless.

Founder shares and EBC founder shares	On January 6, 2026, we issued an aggregate 4,791,667 founder shares to our sponsor for an aggregate purchase price of $25,000. On January 6, 2026, we issued an aggregate of 275,000 ordinary shares to EBC and/or its affiliate. Subject to the third-party investors purchasing 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised) from us, our sponsor intends to transfer an aggregate of 1,147,500 founder shares to such third-party investors at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per share.

(1)	Assumes no exercise of the underwriters’ over-allotment option.

(2)	Represents 12,500,000 public units and 512,500 private placement units.

(3)	Represents 4,791,667 founder shares and 275,000 EBC founder shares. The founder shares and EBC founder shares include up to an aggregate of 660,870 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

(4)	Represents 4,166,667 founder shares, 239,130 EBC founder shares, 12,500,000 public shares and 512,500 private shares.

(5)	Comprised of 12,500,000 Share Rights included in the units to be sold in this offering and 512,500 private placement rights included in the private placement units to be sold in the private placement.

The number of shares issued in connection with our formation was determined based on the expectation that the founder shares would represent 25% of our issued and outstanding shares after this offering (excluding the private shares and EBC founder shares, and assuming our initial shareholders do not purchase any public units in this offering). The founder shares and EBC founder shares are identical to the ordinary shares included in the public units, except that:

●	the founder shares and EBC founder shares are subject to certain transfer restrictions, as described in more detail below;

●	the sponsor and the third-party investors have agreed to vote any founder shares and private shares held by them, subject to applicable securities laws and certain exceptions, in favor of our business combination. Additionally, the third-party investors introduced by our sponsor have agreed to vote in favor of our business combination any ordinary shares they purchase in this offering or in the open market after this offering. As a result, in addition to the founder shares held by our sponsor, we would need:

(i) the holders of 4,167,483 or 33.3% of the 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming the holders of all outstanding shares vote, but excluding any holders of EBC founder shares or EBC private shares, since the holders are not required to vote in favor of such transaction and the over-allotment option is not exercised), or

(ii) none of the holders of the 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming that only the holders of the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised);

●	our initial shareholders, EBC and third-party investors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares, EBC founder shares, private shares and, in the case of our initial shareholders and third-party investors introduced by our sponsor, any public shares held by them in connection with the completion of our business combination, (ii) to waive their redemption rights with respect to their founder shares, EBC founder shares, private shares and, in the case of our initial shareholders and third-party investors introduced by our sponsor, any public shares, in connection with a shareholder vote to approve certain amendments to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity and (iii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares, EBC founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame. If we submit our business combination to our shareholders for a vote, we will complete our business combination only if we receive approval by way of an ordinary resolution, being a resolution passed by a simple majority of the votes cast by such shareholders as being entitled to do so, vote in person or by proxy in favor of the business combination at a general meeting of the company; and

●	our initial shareholders, EBC and third-party investors have certain registration rights.

Transfer restrictions on founder shares and EBC founder shares	Our initial shareholders and the third-party investors have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (i) six months after the date of the consummation of our business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares, EBC founder shares, and Private Placement Units”), or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The EBC founder shares will not be transferred, assigned or sold (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the consummation of a business combination.

We refer to such transfer restrictions throughout this prospectus as the lock-up.

Private placement units	Our sponsor, third-party investors, and EBC have agreed that they and/or their designees will purchase from us an aggregate of 512,500 private placement units (247,500 private placement units to be purchased by our sponsor, 127,500 private placement units to be purchased by the third-party investors, and 137,500 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit for a total purchase price of $5,125,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 56,250 private placement units (35,625 private placement units to be purchased by our sponsor and 20,625 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The private placement units are identical to the units sold in this offering, subject to limited exceptions.

The purchase price of the private placement units will be added to the net proceeds from this offering to be held in the trust account. If we do not complete our business combination within 21 months from the closing of this offering, the funds held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law).

Transfer restrictions on private placement units	The private placement units (including the ordinary shares issuable upon conversion of the private placement rights) may not be transferable, assignable or saleable until the completion of our initial business combination, except as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares, EBC founder shares, and Private Placement Units.”

Proceeds to be held in trust account	The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $126,250,000 or $145,187,500 if the underwriters’ over-allotment option is exercised in full ($10.10 per unit in either case) will be placed into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee.

Except with respect to interest earned on the funds held in the trust account that may be released to us pursuant to permitted withdrawals, the proceeds from this offering and the sale of the private placement units that are deposited in the trust account will not be released from the trust account until the earliest of (a) the completion of our business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to approve certain amendments to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity and (c) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Except as described above with respect to the withdrawal of interest pursuant to permitted withdrawals, unless and until we complete our business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be held in demand deposit or cash accounts or invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon an assumed interest rate of 3.5%, we expect the trust account to generate approximately $4.45 million of interest annually.

Unless and until we complete our business combination, we may pay our expenses only from:

●	the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $800,000 in working capital after the payment of approximately $700,000 in expenses (excluding underwriting commissions) relating to this offering;

●	permitted withdrawals; and

●	any loans or additional investments from our initial shareholders or their affiliates, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our business combination.

In order to consummate a business combination (especially with a target business that has an enterprise value in excess of the net proceeds available to us from this offering and the private placement of units), we may issue additional ordinary shares or preference shares to supplement the necessary payments to a target business. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Conditions to completing our business combination	We will have up to 21 months from the closing of this offering to consummate a business combination. If we do not complete our business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate a business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we determine not to extend, or fail to obtain shareholder approval to extend, the time period to consummate our business combination, and the time to consummate our business combination expires, our sponsor’s investment in our founder shares and our private placement units will be worthless. However, we may hold a shareholders’ meeting at any time to approve an amendment to our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate a business combination (as well as to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we have not consummated a business combination within the time periods described herein or with respect to any other provision relating to the rights of holders of our ordinary shares or pre-business combination activity). As described herein, our initial shareholders, officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then-outstanding public shares, subject to the limitations described herein.

Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of our assets held in the trust account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the business combination. The fair market value of such business must be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business meets such fair market value requirement, the fairness opinion we obtain in connection with any business combination we seek to consummate will contain a confirmatory statement that the target business satisfies such requirement.

We anticipate structuring our business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post- transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, provided that in the event that the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares by our affiliates	If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our business combination. There is no limit on the number of shares our initial shareholders or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of NASDAQ. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Redemption rights for public shareholders upon completion of our business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our business combination, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing agreement fee we will pay to EBC. There will be no redemption rights upon the completion of our business combination with respect to our Share Rights. Our initial shareholders, third-party investors, and EBC have agreed to waive their redemption rights with respect to any founder shares, EBC founder shares and private shares held by them and, in the case of our initial shareholders and third-party investors introduced by our sponsor, any public shares our initial shareholders and third-party investors introduced by our sponsor may acquire in or after this offering in connection with the completion of our business combination or otherwise and to waive their redemption rights with respect to their founder shares, EBC founder shares, private shares and, in the case of our initial shareholders and third-party investors introduced by our sponsor, public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about the business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies. If, alternatively, our company holds a general meeting to approve the business combination, our company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the SEC.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our initial shareholders will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our business combination only if we receive approval by way of an ordinary resolution, being a resolution passed by a simple majority of the holders of the outstanding ordinary shares vote in favor of the business combination. Holders of record of our ordinary shares will have one vote for each share held on all matters to be voted on by shareholders. A quorum for such meeting will consist of the holders present in person or by proxy of at least one-third of the issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders will count towards this quorum and have agreed, subject to applicable securities laws, to vote their founder shares, private shares and any public shares purchased in or after this offering in favor of our business combination. For purposes of seeking approval of the simple majority of our outstanding ordinary shares voted, non- votes will have no effect on the approval of our business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ and third-party investors’ founder shares, we would need (i) the holders of 4,167,483 or 33.3% of 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, but excluding any EBC founder shares or private shares held by EBC, since the holders are not required to vote in favor of such transaction, and the over-allotment option is not exercised), or (ii) none of the holders of 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of holders of shares representing a quorum vote and the over-allotment option is not exercised).

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public shareholders who elected to redeem their shares.

In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our business combination.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association:	Our amended and restated memorandum and articles of association provides that any of its provisions (including without limitation, the provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein)) may be amended by way of a special resolution, if approved either by at least the holders of two-thirds of our shares who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting of the Company for which notice specifying the intention to propose the resolutions as a special resolution has been given, or by a unanimous written resolution of all of our shareholders, subject to applicable provisions of Cayman Islands law, or the Companies Act, or applicable stock exchange rules, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended by way of special resolution, if approved either by at least the holders of two-thirds of our shares, who being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting of the Company for which notice specifying the intention to propose the resolutions as a special resolution has been given, or by a unanimous written resolution of all of our shareholders. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or on our business combination or that would entitle holders to receive funds from the trust account. The holders of founder shares (including our sponsor and third-party investors), who will beneficially own 25% of our ordinary shares upon the closing of this offering (excluding the private shares and EBC founder shares, and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our initial shareholders and third-party investors have agreed, pursuant to a letter agreement with us (each filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. They have also agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination and to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve certain amendments to our amended and restated memorandum and articles of association described above.

Release of funds in trust account on closing of our business combination

On the completion of our business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our business combination,” to pay EBC the business combination marketing agreement fee, to pay all or a portion of the consideration payable to the target or owners of the target of our business combination and to pay other expenses associated with our business combination. If our business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness, to fund the purchase of other assets, companies or for working capital.

Redemption of public shares and distribution and liquidation if no business combination

Our amended and restated memorandum and articles of association provides that we will have only 21 months from the closing of this offering to complete our business combination. If we are unable to complete our business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Share Rights, which will be worthless if we fail to complete our business combination within the completion window.

Our sponsor, our officers and directors, and third-party investors have waived their rights to liquidating distributions from the trust account with respect to any founder shares or private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering. However, if these holders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the allotted time period.

Limited payments to insiders	We are not prohibited from paying any fees (including consulting or advisory fees), reimbursements or cash payments to our initial shareholders or their affiliates, for services rendered to us prior to or in connection with the completion of our business combination, including the following payments, all of which, if made prior to the completion of our business combination, will be paid from funds held outside the trust account:

●	Repayment of an aggregate of up to $300,000 in loans made to us by our sponsor.

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination.

●	Payment of customary consulting, success or finder fees in connection with the consummation of our business combination.

●	Repayment of non-interest bearing loans which may be made by our initial shareholders or their affiliates to finance transaction or other costs in connection with an intended business combination. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. The working capital units would be identical to the private placement units sold in the private placement. Other than as described above, no terms have been determined with respect to such loans and no written agreements have been entered into with respect to any such loans.

●	Payment to our sponsor or an affiliate thereof of up to $5,000 per month for office space, secretarial and administrative services.

●	Payment of customary transfer agent, Share Rights agent, trustee and escrow agent fees paid to Continental Stock Transfer & Trust Company, the president of which is an investor in a third-party investor.

●	Payment to Clear Street of its underwriting discounts and commissions for serving as an underwriter in this offering

Audit Committee	We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance, on a quarterly basis, with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest	Our officers and directors have agreed to offer all suitable business combination opportunities to us before any other person or company until we enter into a definitive agreement with respect to a business combination, subject to any pre- existing contractual or fiduciary obligations they may have. As described in “Management — Conflicts of Interest,” and “Risk Factors,” certain of our directors and officers presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “Management — Conflicts of Interest” and “Risk Factors” for more information.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other, or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

In addition, our sponsor, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination, including the fact that they may lose their entire investment in us if our business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account. Through their respective membership interests in the sponsor, each of Mr. Dadoo González, our Co-Chief Executive Officer and Chief Financial Officer, and Alberto Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, will receive an indirect interest in 421,667 founder shares (or 519,072 founder shares if the underwriters’ over-allotment option is exercised in full), and shall purchase the right to receive 27,500 private placement units (or 30,882 private placement units if the underwriters ‘over-allotment option is exercised in full) at a price of $10.00 per unit; and each of our directors, including Luís Peña Kegel, Alfredo Flores Ibarrola and John Salemi, will each receive an indirect interest in 421,667, 421,667, and 230,000 founder shares, respectively (or 519,072, 519,072, and 283,129 founder shares, respectively, if the underwriters’ over-allotment option is exercised in full), and shall purchase the right to receive 27,500, 27,500 and 15,000 private placement units, respectively, at a price of $10.00 per unit (or 30,882, 30,882 and 16,847 private placement units, respectively, if the underwriters’ over-allotment option is exercised in full). Upon the closing of this offering, our sponsor and management team will have invested in us an aggregate of $2,500,000, comprised of the $25,000 purchase price for the founder shares (or approximately $0.005 per share) and the $2,475,000 purchase price for the private placement units. Accordingly, our management team may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares in this offering, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination. These interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public shareholders.

Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing a business combination or completing our business combination. We will also reimburse our sponsor up to $5,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus. See “The Offering — Our Sponsor” above for further discussion on our sponsor’s and our affiliates’ shares and compensation.

The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public shareholders, but may take a longer time to diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public shareholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public shareholders, as our management team would likely not receive any financial benefit unless we consummated a business combination.

Additionally, if members of our management team form other special purpose acquisition companies similar to ours or pursue other business or investment ventures during the period in which we are seeking a business combination, the consideration paid, terms, conditions and timing relating to the business combinations of such other special purpose acquisition companies or ventures, and the level of attention paid by members of our management team to them versus the level of attention paid to us may conflict in a way that is unfavorable to us. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination. For more information on our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled “Management — Officers and Directors” and “Management — Conflicts of Interest.”

Furthermore, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers and directors may allocate their time to other businesses and may become officers or directors of any other special purpose acquisition companies, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present potential target to us instead of to our competitors. This conflict of interest could have a negative impact on our ability to complete our business combination.”

Our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our business combination. Further, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares and private shares held by them if we are unable to complete our business combination within 21 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve. If we do not complete our business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units will be worthless.

With certain limited exceptions, the founder shares purchased by our sponsor for an aggregate of approximately $25,000, may not be transferred, assigned or sold by our sponsor, directors or their permitted transferees until six months after the completion of our business combination. With certain limited exceptions, the private placement units and the securities underlying the private placement units may not be transferred, assigned or sold by our sponsor or its permitted transferees until the completion of our business combination.

Since our sponsor and executive officers and directors may directly or indirectly own ordinary shares and Share Rights following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination because of their financial interest in completing a business combination within 21 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with a business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

We have agreed with EBC that, regardless of the type of business combination we seek to consummate, and unless our board of directors believes that our directors have the financial skills and background to conclude that is business combination is fair from a financial perspective (other than one with a target that is affiliated with a member of our management team, as described below), we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such a business combination is fair to our company from a financial point of view.

We are not prohibited from pursuing a business combination with a target business that is affiliated with our initial shareholders, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In such a circumstance, our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we or a committee of our independent directors will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the consideration to be paid by us in our initial business combination is fair to our company from a financial point of view.

The potential conflicts described above may limit our ability to enter into a business combination or other transactions.

These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise. For more information, see the section entitled “Management — Conflicts of Interest.”

Our initial shareholders or their affiliates may compete with us for acquisition opportunities. If they decide to pursue an opportunity, we may be precluded from procuring such opportunity. None of our initial shareholders or their respective affiliates will have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or director of the Company. Our management team, in their capacities as employees or affiliates of our initial shareholders or in their other endeavors, may be required to present potential business combinations to future initial shareholders’ affiliates or third parties, before they present such opportunities to us.

Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Accordingly, we believe it is unlikely that our sponsor will be able to satisfy any indemnification obligations that may arise. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risk Factors Summary

We have conducted no business operations and have generated no revenues. Until we complete our business combination, we will have no business operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act.

Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Such risks include, but are not limited to:

Risks Related to our Search for, Consummation of, or Inability to Consummate, a Business Combination

●	Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our business combination even though a majority of our public shareholders do not support such a combination.

●	If we seek shareholder approval of our business combination, our initial shareholders and third-party investors have agreed to vote their founder shares and private shares in favor of such business combination, regardless of how our public shareholders vote.

●	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares for cash, unless we seek shareholder approval of the business combination.

●	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of the business combination marketing agreement compensation may not allow us to complete the most desirable business combination or optimize our capital structure.

●	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

●	The requirement that we complete our business combination within 21 months from the closing of our offering may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline.

●	We may not be able to complete our business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or Share Rights potentially at a loss.

●	If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

●	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our business combination and our Share Rights will expire worthless if we do not.

●	We may seek acquisition opportunities in industries or sectors which may be outside of our management’s area of expertise.

●	Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our business combination with a target that does not meet such criteria and guidelines.

●	Because we are not limited to a particular industry, sector, or any specific target businesses with which to pursue our business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

●	If our business combination involves a company organized under the laws of a state of the

United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such business combination.

Risks Related to Our Securities

●	We may issue additional ordinary shares or preference shares to complete our business combination or under an employee incentive plan after completion of our business combination, which would dilute the interest of our shareholders and likely present other risks.

●	The grant of registration rights to our initial shareholders, third-party investors, and EBC may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Risks Related to Our Management

●	Our officers and directors may allocate their time to other businesses and may become officers or directors of other special purpose acquisition companies, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present potential target to us instead of to our competitors. This conflict of interest could have a negative impact on our ability to complete our business combination.

●	Our initial shareholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

●	We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Post Business Combination Risks

●	Our management will most likely not maintain control of a target business after our business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications, or abilities necessary to profitably operate such business.

●	We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

Summary Financial Data

The following table summarizes the relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. We have not had any significant business operations to date, so only balance sheet data is presented.

	March 31, 2026
	Actual	As Adjusted(6)
Balance Sheet Data:
Working capital (deficit)(1)	$(342,758)	$633,758
Total assets(2)	$310,116	$127,009,358
Total liabilities(3)	$350,758	$125,600
Value of ordinary shares subject to possible redemption(4)	$-	$126,250,000
Shareholders’ deficit(5)	$(40,642)	$633,758

(1)	The “as adjusted” calculation includes actual working capital deficit of $342,758 plus $800,000 net proceeds not held in trust account, plus deferred offering cost of $302,116 less over-allotment liability of $125,600.
(2)	The “as adjusted” calculation equals $126,250,000 cash held in trust from the proceeds of this offering and the sale of the private placement units, plus $800,000 in net proceeds not held in the trust account, plus actual assets of $310,116 which includes deferred offering costs and prepaids, less liabilities of $350,758 which includes accrued offering costs, accounts payable, amounts due to related party and a draw on the promissory note with the Sponsor.
(3)	The “as adjusted” calculation includes $125,600 related to the fair value of the over-allotment option.
(4)	The “as adjusted” calculation equals calculation equals the 12,500,000 ordinary shares included in the units sold in this offering, multiplied by the redemption value of $10.10 per share.
(5)	Excludes 12,500,000 ordinary shares included in the units sold in this offering that are subject to possible redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.10 per share).
(6)	Assumes the full forfeiture of 660,870 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to our Search for, Consummation of, or Inability to Consummate, a Business Combination

We are a Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a Cayman Islands exempted company with no operating results, and we will not commence business operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2026, we had a working capital deficiency of $342,758. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote at a general meeting to approve our business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements or if we decide to hold a shareholder vote at a general meeting for business or other legal reasons. Except as required by law, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer (and thereby avoid the need for a shareholder vote) will be made by us solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our business combination even if holders of a majority of our public shares do not approve of the business combination we complete. Please see the section of this prospectus entitled “Proposed Business — Shareholders May Not Have the Ability to Approve our Business Combination” for additional information.

If we seek shareholder approval of our business combination, our initial shareholders and third-party investors have agreed to vote in favor of such business combination, regardless of how our public shareholders vote.

Unlike some other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with a business combination, our initial shareholders and third-party investors have agreed, subject to applicable securities laws and certain exceptions, to vote their founder shares and private shares in favor of our business combination.

As a result, in addition to our initial shareholders’ and third-party investors’ founder shares and private shares, we would need (i) the holders of 4,167,483 or 33.3% of 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming holders of all outstanding shares vote, but excluding the holders of any EBC founder shares or EBC private shares, since the holders are not required to vote in favor of such transaction, and the over-allotment option is not exercised), or (ii) none of the holders of the 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of holders of shares representing a quorum vote and the over-allotment option is not exercised). Our founder shares, EBC founder shares and EBC private shares will represent approximately 26.1% of our outstanding ordinary shares immediately following the completion of this offering, assuming no exercise of over-allotment option. Accordingly, if we seek shareholder approval of our business combination, it is more likely that the necessary shareholder approval will be received than would be the case if our initial shareholders and third-party investors agreed to vote their founder shares and private shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of the business combination marketing agreement compensation may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If the agreement for our business combination requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the business combination marketing agreement compensation, so the amount we are obligated to pay EBC for business combination marketing agreement fee will be borne by the non-redeeming shareholders. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. As a result, our obligations to redeem public shares for which redemption is requested and to pay the business combination marketing agreement compensation may not allow us to complete the most desirable business combination or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If the agreement for our business combination requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with share redemptions until we liquidate or you are able to sell your shares in the open market.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

Any new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID- 19) or other events (such as terrorist attacks, armed conflicts or natural disasters) could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to any outbreak of a disease restricts travel or limits the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers. The extent to which any new outbreak or the continuation of any existing situation impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted. If any such event (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continues for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions and armed conflicts in the Ukraine and Russia and in the Middle East between United States, Israel and Iran and others, as well as by other events that are outside of our control.

Our ability to find a potential target business and the business of any company with which we may consummate a business combination could be materially and adversely affected by events that are outside of our control. For example, United States and global markets have experienced and may continue to experience volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent conflict in the Middle East and Southwest Asia between the United States, Israel and Iran and others. Recent hostilities between the United States, Israel and Iran and others have caused significant disruption in the normal flow of oil, refined petroleum products and related commodities, with consequent price rises and associated economic volatility. In response to the ongoing such conflicts, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, or have undertaken or will undertake military strikes in locations related to the conflicts, including but not limited to Iran, and there have been retaliatory military responses, increasing geopolitical tensions among a number of nations.

The invasion of Ukraine by Russia and the escalation of the conflict involving the United States, Israel and Iran and others in the Middle East and Southwest Asia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts and geopolitical turmoil are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions, changes in consumer or producer purchasing behavior and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Similarly, other events outside of our control, including natural disasters, climate-related events and pandemic or health crises (such as the COVID-19 pandemic) may arise from time to time, and any such events may cause significant volatility and declines in the global markets and have disproportionate impacts to certain industries or sectors and disruptions to commerce (including economic activity, travel and supply chain), and may adversely affect the global economy or capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the conflict involving the United States, Israel and Iran and others in the Middle East and Southwest Asia and subsequent sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time, if geopolitical tensions result in expanded military operations on a global scale or if there are disruptions in the supply of oil or other commodities.

Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity or debt financing, which may be impacted by these and other events, including as a result of increased market volatility or decreased availability of third-party financing on acceptable terms or at all.

Military or other conflicts in Ukraine, between the United States, Israel and Iran and others and other in the Middle East and Southwest Asia or other armed hostilities may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

Military or other conflicts in Ukraine, between the United States, Israel and Iran and others in the Middle East, and Southwest Asia or other armed hostilities may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our business combination and could even result in our inability to find a target or to consummate a business combination.

Since the fourth quarter of 2020, the number of special purpose acquisition companies that have completed initial public offerings has increased substantially. Many potential targets for special purpose acquisition companies have already entered into a business combination, and there are still many special purpose acquisition companies seeking targets for their business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate a business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into a business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate a business combination, and may result in our inability to consummate a business combination on terms favorable to our investors.

If our business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such business combination.

The Inflation Reduction Act of 2022 generally imposes a 1% excise tax on the fair market value of certain repurchases (including certain redemptions) of shares by publicly traded domestic (i.e., United States) corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”). The excise tax applies to share repurchases occurring in 2023 and beyond. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. The U.S. Department of the Treasury has issued regulations clarifying when certain repurchases would be exempt from the excise tax, such as where the repurchases occur in the same year that the repurchasing company undertakes a complete liquidation (as described in Section 331 of the Internal Revenue Code).

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our ordinary shares, including redemptions related to extension votes, in a business combination in which we remain a Cayman Islands exempted company or otherwise (absent any additional regulations and other additional guidance that may be issued in the future with retroactive effect). However, in connection with a business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a U.S. corporation prior to certain redemptions and, because our securities are trading on NASDAQ, it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions related to extension votes or in connection with the business combination, that are treated as repurchases for this purpose (other than, pursuant to regulations from the U.S. Department of the Treasury, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our shares redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any additional regulations and other additional guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. Issuances of shares by a repurchasing company in a year in which such company repurchases shares may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing company itself, not the shareholders from which shares are repurchased. We will not pay any excise tax that that may be imposed on us with funds in our trust account prior to the consummation of our initial business combination. The imposition of the excise tax as a result of redemptions in connection with the business combination could, however, reduce the cash contribution to the target business in connection with our business combination, which could cause the other shareholders of the combined company to economically bear the impact of such excise tax.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares or Share Rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception, potentially not until after the two taxable years following our current taxable year). Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our Share Rights in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary share and the Share Rights included in each unit could be challenged by the IRS or courts. In addition, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation — United States Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. Further, the U.S. federal income tax treatment of the Share Rights included in each unit is uncertain. See the section titled “Taxation — United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

We may reincorporate in or transfer by way of continuation to another jurisdiction, which may result in taxes imposed on shareholders or Share Rights holders.

We may, in connection with our initial business combination or otherwise and, to the extent applicable, subject to requisite approval of the directors under the Articles, reincorporate or transfer by way of continuation in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or Share Right holder to recognize taxable income in the jurisdiction in which the shareholder or Share Right holder is a tax resident or in which its members are resident if it is a tax transparent entity (or may otherwise result in adverse tax consequences). We do not intend to make any cash distributions to shareholders or Share Right holders to pay such taxes. Shareholders or Share Right holders may be subject to withholding taxes or other taxes with respect to their ownership of our ordinary shares or Share Rights after the reincorporation.

We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business or transfer by way of continuation from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete a business combination.

The market for directors and officers liability insurance for special purpose acquisition companies is subject to continual change. Any increase in the cost of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate a business combination. In order to obtain directors and officers liability insurance or modify coverage as a result of becoming a public company, the post-business combination entity may need to incur greater expense, accept less favorable terms or both. Any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even if we complete a business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The cost of run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate a business combination on terms favorable to our investors.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with a business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of a business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

The requirement that we complete our business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our business combination within 21 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our business combination with that particular target business, we may be unable to complete our business combination with any other target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.10 per share, or less than such amount in certain circumstances, and our Share Rights will expire worthless.

Our amended and restated memorandum and articles of association provides that we must complete our business combination within 21 months from the closing of this offering. We may not be able to find a suitable target business and complete our business combination within such time period. If we have not completed our business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.10 per share or less in certain circumstances, and our Share Rights will be worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors in this section.

We may decide not to extend the term we have to consummate our initial business combination, in which case we would redeem our public shares, and the Share Rights would be worthless.

We have until the date that is 21 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. However, we may decide not to seek to extend the date by which we must consummate our initial business combination. If we do not seek to extend the date by which we must consummate our initial business combination, and we are unable to consummate our initial business combination within the applicable time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the Share Rights would be worthless.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisors and their affiliates may elect to purchase shares or public Share Rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public Share Rights.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares or Share Rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial shareholders, directors, officers, advisors and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by sponsor, initial shareholders, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial shareholders, directors, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or Share Rights in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public Share Rights outstanding and/or increase the likelihood of approval on any matters submitted to the public Share Right holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or Share Rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares or Share Rights from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or Share Rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, directors, executive officers or their affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Redemption Rights for Public Shareholders upon Completion of our Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or Share Rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of a business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of our public shares if we are unable to complete a business combination within 21 months from the closing of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete a business combination within 21 months from the closing of this offering, for any reason, compliance with Cayman Islands law may require that we submit a plan of dissolution to our then-existing shareholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public shareholders may be forced to wait beyond the 21 months from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or Share Rights, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete a business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, and we will be listed on a national securities exchange in connection with this offering, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to consummate a business combination as opposed to companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of a business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “excess shares.” However, our amended and restated memorandum and articles of association does not restrict our shareholders’ ability to vote all of their shares (including excess shares) for or against our business combination. Your inability to redeem the excess shares will reduce your influence over our ability to complete our business combination.

Accordingly, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our business combination. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.10 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our Share Rights will be worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. As a result, our ability to compete with respect to the acquisition of certain target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

If we are unable to complete our business combination, our public shareholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of our trust account and our Share Rights will be worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors in this section.

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our business combination and we will depend on loans from our initial shareholders or management team to fund our search for a business combination and to complete our business combination. If we are unable to obtain these loans, we may be unable to complete our business combination.

Of the net proceeds of this offering and the sale of the private placement units, only approximately $800,000 will be available to us initially outside the trust account to fund our working capital requirements which includes up to $125,000 of expenses and fees that the underwriters have agreed to reimburse us in connection with this offering. This reimbursement increases the amount available to us outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $700,000 (excluding underwriting discounts and commissions), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our initial shareholders or their affiliates to operate, or we may be forced to liquidate. None of our initial shareholders nor any of their affiliates are under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our business combination. We do not expect to seek loans from parties other than our initial shareholders or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may receive only approximately $10.10 per share on our redemption of our public shares, and our Share Rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors in this section.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination where a substantial majority of our shareholders seek redemption.

Our amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold. As a result, we may be able to complete our business combination even though a substantial majority of our public shareholders have redeemed their shares.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.10 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so. For example, they may determine that the cost of such legal action is too high relative to the amount recoverable or that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.10 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence under Cayman Islands law and may be liable for a fine of approximately $18,300 and imprisonment for five years in the Cayman Islands.

Because we are not limited to a particular industry, sector, or geographic region in which to pursue our business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may seek to complete a business combination with a target business in any industry or sector or geographical location. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations of the target with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares.

Past performance by our management team and our initial shareholders may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and our initial shareholders and their affiliates is presented for informational purposes only. Past performance by our management team and our initial shareholders is not a guarantee either (i) that we will be able to locate a suitable candidate for our business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s, or our initial shareholders’ respective performance as indicative of our future performance of an investment in us or the returns we will, or are likely to, generate going forward.

We may seek acquisition opportunities in industries or sectors which may be outside of our management’s area of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our business combination could suffer a reduction in the value of their shares.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our business combination will not have all of these positive attributes. If we complete our business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of our trust account and our Share Rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors in this section.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.10 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our Share Rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If we decide not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.10 per share on the liquidation of our trust account and our Share Rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors in this section.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us. They could also resign upon completion of our business combination which could negatively impact the operations and profitability of our post-combination business.

When evaluating the desirability of effecting our business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources, or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications, or abilities we suspected. Should the target’s management not possess the skills, qualifications, or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

We intend to complete our business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to complete our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property, or asset, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes, or services.

This lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

Risks Related to Our Securities

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on NASDAQ as of the date of this prospectus. The ordinary shares and Share Rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EBC informs us of its decision to allow earlier separate trading. However, we cannot assure you that our securities will continue to be listed on NASDAQ in the future or prior to our business combination. In order to continue listing our securities on NASDAQ prior to our business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum value of publicly held shares (generally $20,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $20 million and we would be required to have a minimum of 400 round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units have been approved for listing on NASDAQ and our ordinary shares and Share Rights will be listed on NASDAQ, our units, ordinary shares and Share Rights qualify as covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Additionally, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may issue additional ordinary shares or preference shares to complete our business combination or under an employee incentive plan after completion of our business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 500,000,000 ordinary shares, par value $0.0001 per share and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 17,418,297 ordinary shares issued and outstanding (assuming that the underwriters have not exercised their over-allotment option and 660,870 forfeiture shares have been forfeited as a result). As a result, there will be 482,581,703 unissued ordinary shares available for issuance, which amount does not take into account the ordinary shares reserved for issuance upon conversion of any outstanding Share Rights. Immediately after the consummation of this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares or preference shares to complete our business combination or under an employee incentive plan after completion of our business combination. However, our amended and restated memorandum and articles of association provides, among other things, that prior to our business combination, we may not issue additional securities that would entitle the holders thereof to: (i) receive funds from the trust account; or (ii) vote on any business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended by way of a special resolution, which requires an approval of holders of two-thirds of the votes of our shares, who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting or by a unanimous written resolution of all of our shareholders. However, our executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering, or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

The issuance of additional ordinary shares or preference shares:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our units, ordinary shares and/or Share Rights.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our business combination. We have agreed that we will not incur any indebtedness prior to the business combination unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	other disadvantages compared to our competitors who have less debt.

The grant of registration rights to our initial shareholders, third-party investors, and EBC may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, holders of the founder shares (including our sponsor and third-party investors), EBC founder shares, private placement units and any units that may be issued upon conversion of working capital loans may demand that we register such units and/or underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the founder shares, EBC founder shares, private placement units and any units that may be issued upon conversion of working capital loans are registered.

Our initial shareholders and third-party investors will have contributed an aggregate of $25,000, or approximately $0.005 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the Share Rights included in the unit) and the pro forma net tangible book value per our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders prior to this offering and our third-party investors acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.7% or $9.87 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.13 (assuming a maximum redemption scenario) and the deemed offering price of $10.00 per unit.

Our sponsor and third-party investors will have paid an aggregate of $25,000 for the founder shares, or approximately $0.005 per share. As a result of this low initial price, our initial shareholders and third-party investors stand to make a substantial profit even if a business combination subsequently declines in value or is unprofitable for our public shareholders.

As a result of the low acquisition cost of our founder shares, our initial shareholders and third-party investors could make a substantial profit even if we select and consummate a business combination with an acquisition target that subsequently declines in value or is unprofitable for our public shareholders.

Thus, such parties may have more of an economic incentive for us to enter into a business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their shares.

We may amend the terms of the Share Rights in a manner that may be adverse to holders of public Share Rights with the approval by the holders of at least 50% of the then-outstanding public Share Rights. As a result, the exercise price of your Share Rights could be increased, the exercise period could be shortened and the number of ordinary shares purchasable upon conversion of a Share Right could be decreased, all without your approval.

Our Share Rights will be issued in registered form under a Share Right agreement between Continental Stock Transfer & Trust Company, as Share Right agent, and us. The Share Right agreement provides that the terms of the Share Rights may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Share Right agreement to the description of the terms of the Share Rights and the Share Right agreement set forth in this prospectus or (ii) adding or changing any provisions with respect to matters or questions arising under the Share Right agreement as the parties to the Share Right agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Share Rights, provided that the approval by the holders of at least 50% of the then-outstanding public Share Rights is required to make any change that adversely affects the interests of the registered holders of public Share Rights. Accordingly, we may amend the terms of the public Share Rights in a manner adverse to a holder of public Share Rights if holders of at least 50% of the then-outstanding public Share Rights approve of such amendment. Although our ability to amend the terms of the public Share Rights with the consent of at least 50% of the then-outstanding public Share Rights is unlimited, examples of such amendments could be amendments to, among other things, convert the Share Rights into cash or another security or decrease the number of ordinary shares exchangeable upon conversion of a Share Right.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the Share Rights were negotiated between us and the underwriters. In determining the size of this offering, management had discussions with the underwriters with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and the Share Rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or “GAAP”, or international financial reporting standards as issued by the International Accounting Standards Board, or “IFRS”, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our business combination within the prescribed time frame.

Risks Related to Our Management

Our ability to successfully complete our business combination and to be successful thereafter will be totally dependent upon the efforts of members of our management team, some of whom may join us following our business combination. The loss of such people could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully complete our business combination is dependent upon the efforts of members of our management team. The role of members of our management team in the target business, however, cannot presently be ascertained. Although some members of our management team may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Members of our management team may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Members of our management team may be able to remain with us after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. We cannot assure you that any members of our management team will remain in senior management or advisory positions with us. The determination as to whether any members of our management team will remain with us will be made at the time of our business combination.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present a target to us instead of our competitors. This conflict of interest could have a negative impact on our ability to complete our business combination.

Our officers and directors have fiduciary responsibilities to dedicate substantially all their business time to their respective affairs and their respective employers. Additionally, these responsibilities may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses, including other business endeavors for which he or she may be entitled to substantial compensation. We do not intend to have any full-time employees prior to the completion of our business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs; or if they have fiduciary duty to present a target company to our competitor instead of us, which may have a negative impact on our ability to complete our business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Conflicts of Interest.”

Our officers and directors are now, and may in the future, become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors may in the future become affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities in the future to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other (b) the presentation of which would breach an existing legal obligation of a director or an officer to any other entity. For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Officers and Directors,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our initial shareholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our initial shareholders or their respective affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our initial shareholders or their respective affiliates. Our initial shareholders are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we could pursue such a transaction if it was approved by a majority of our independent directors. Our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of the consideration to be paid by us in a business combination with one or more target businesses affiliated with our initial shareholders, officers or directors. Despite that requirement, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our sponsor has the ability to remove itself as our sponsor or to substantially reduce its interests in us before identifying an initial business combination, which may result in change in the strategy and focus of our company in pursuing a business combination or make it more difficult for us to consummate a business combination.

Our sponsor is a Delaware limited liability company, which is co-managed by Mr. Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, and Alberto Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director. Our sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the members of our sponsor could, with the permission of the sponsor’s managing members, transfer their membership interests in the sponsor, thereby transferring control of our sponsor to a third party.

Through the foregoing means, our sponsor may remove itself as our sponsor, substantially reduce its interests in our company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our sponsor in our securities or transfer of sponsor interests may lead to the sponsor’s managers no longer having voting power and control over our affairs in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team. There is no assurance that any replacement sponsor would have the same relationships, contacts or experience as our sponsor and management team in searching for a target business and consummating an initial business combination. Accordingly, the replacement of our sponsor could make it more difficult for us to consummate an initial business combination.

Since our initial shareholders will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our business combination.

On January 6, 2026, we issued an aggregate of 4,791,667 founder shares (up to 625,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised) to our sponsor for an aggregate purchase price of $25,000. In addition, our sponsor has agreed that it and/or its designees will purchase from us an aggregate of 247,500 private placement units at a price of $10.00 per unit for a total purchase price of $2,475,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us up to an additional 35,625 private placement units at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The private placement units are identical to the units sold in this offering, subject to limited exceptions. The founder shares and private placement units will be worthless if we do not complete a business combination. Our initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed business combination, and (C) to not participate in any liquidation distribution with respect to the transferred founder shares or private placement units (but will participate in liquidation distributions with respect to any units or ordinary shares purchased by the initial shareholders in this offering or in the open market after this offering) if we fail to consummate a business combination within the required time period. In addition, we may obtain loans from our initial shareholders which may not be repaid if we do not consummate a business combination. We will also reimburse our sponsor or an affiliate thereof up to $5,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus. The personal and financial interests of our initial shareholders may influence their motivation in identifying and selecting a target business combination, completing a business combination, and influencing the operation of the business following the business combination.

Our initial shareholders may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own founder shares and private shares representing approximately 18.8% of our issued and outstanding ordinary shares (excluding EBC founder shares and founder shares held by third-party investors, and assuming they do not purchase any units in this offering). Accordingly, our initial shareholders and their affiliates may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our shareholders prior to this offering purchase any units in this offering or if they purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares.

Post Business Combination Risks

Subsequent to the completion of our business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations and payment methods, demand for product enhancements, new product features, and changing business needs, requirements or preferences, our products may become less competitive.

Regardless of our target business’ industry, it will likely be subject to ongoing technological change, evolving industry standards, changing regulations, and changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis, including launching new products and services. The success of any new product and service, or any enhancements, features, or modifications to existing products and services, depends on several factors, including the timely completion, introduction, and market acceptance of such products and services, enhancements, modifications, and new product features. If we are unable to enhance our products or develop new products that keep pace with technological and regulatory change and changes in customer preferences and achieve market acceptance, or if new technologies emerge that are able to deliver competitive products and services at lower prices, more efficiently, more conveniently, or more securely than our products, our business, operating results and financial condition would be adversely affected. Furthermore, modifications to our existing platform, products, or technology will increase our research and development expenses. Any failure of our products and services to operate effectively could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

Technology platforms may not operate properly or as we expect it to operate.

Technology platforms are expensive and complex and their continuous development, maintenance and operation may entail unforeseen difficulties including material performance problems or undetected defects or errors. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our technology from operating properly. If our platform does not function reliably, we may not be able to provide any products or services. Errors could also cause customer dissatisfaction with us, which could cause customers to stop purchasing or working with us. Any of these eventualities could result in a material adverse effect on our business, results of operations and financial condition.

New or changing technologies, could cause a disruption in our business model, which may materially impact our results of operations and financial condition.

If we fail to anticipate the impact on our business of changing technology, our ability to successfully operate may be materially impaired. Our business could also be affected by potential technological changes. Such changes could disrupt the demand for products from current customers, create coverage issues or impact the frequency or severity of losses, or reduce the size of the ultimate market, causing our business to decline. We may not be able to respond effectively to these changes, which could have a material effect on our results of operations and financial condition.

We may face additional and distinctive risks if we acquire a business in certain industries, such as technology.

Business combinations with businesses in certain industries, such as technology, may involve special considerations and risks. If we complete our business combination with a technology business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:

●	If we are unable to keep pace with evolving technology and changes in the technology services industry, our revenues and future prospects may decline;

●	Any business or company we acquire could be vulnerable to cyberattack or theft of individual identities or personal data;

●	Difficulties with any products or services we provide could damage our reputation and business;

●	A failure to comply with privacy regulations could adversely affect relations with customers and have a negative impact on business; and

●	We may not be able to protect our intellectual property and we may be subject to infringement claims.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to technology businesses. Accordingly, if we acquire a target business in another industry, we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Risks Related to Acquiring and Operating a Business Outside of the United States

While we intend to focus on companies located in the United States, we may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

●	rules and regulations or currency redemption or corporate withholding taxes on individuals;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles than in the United States;

●	inflation;

●	economic policies and market conditions;

●	unexpected changes in regulatory requirements;

●	challenges in managing and staffing international operations;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	protection of intellectual property; and

●	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

We may not be able to complete a business combination with a U.S. target company since such business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

Our sponsor is a Delaware limited liability company, and is co-managed by Mr. Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, and Mr. Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, each of whom is a citizen of Mexico. Mr. Dadoo González is based in New York City, New York, and Mr. Gutiérrez Pier is based in Mexico.  Our business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed business combination, impose conditions with respect to such business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete a business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter subject to legally available funds, redeem the public shares for a pro rata portion of the funds held in the trust account (less taxes payable on the income earned on the Trust Account) and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment.

If our management following our business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our business combination, certain members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

General Risk Factors

Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.

We may become subject to income taxes in various other jurisdictions in the future. Our effective tax rate could be adversely affected by changes in the allocation of our pre-tax earnings and losses among countries with differing statutory tax rates, in certain non-deductible expenses as a result of acquisitions, in the valuation of our deferred tax assets and liabilities, or in federal, state, local or non-U.S. tax laws and accounting principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. Increases in our effective tax rate would adversely affect our operating results. In addition, we may be subject to income tax audits by various tax jurisdictions throughout the world. The application of tax laws in such jurisdictions may be subject to diverging and sometimes conflicting interpretations by tax authorities in these jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material impact on the results of operations for that period.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. You should consider these factors carefully before deciding whether to invest in our securities.

We have been advised by Ogier (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Changes in laws or regulations (including the adoption of policies by governing administrations), or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. These governing bodies may seek to change laws and regulations, as well as adopt new policies, including tariffs and other economic policies, that could negatively impact us or a target business with which we seek to consummate a business combination. We will also be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time in the future and those changes could have a material adverse effect on our business, investments and results of operations and ability to consummate our business combination. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our business combination and results of operations.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non- affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non- affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be held in demand deposit or cash accounts or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. The holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk may increase the longer that we hold investments in the trust account, we may, at any time (and will no later than 21 months from the closing of this offering) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. The interest we earn on such funds may be less than if we kept them invested as indicated above.

Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify (A) the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering, or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity; or (iii) absent a business combination, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

We are aware of litigation against certain special purpose acquisition companies asserting that notwithstanding the foregoing, those special purpose acquisition companies should be considered investment companies. Although we believe that these claims are without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were to be found to be operating as an unregistered investment company, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. As a result, if we were to wind down our operations as a result of our change in status, this would have several negative consequences, including, but not limited to, loss of an investment opportunity in a target company, loss of any price appreciation in a combined company, and the Share Rights will be worthless.

Additionally, if we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.10 per share on the liquidation of our trust account and our Share Rights will be worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors in this section. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that the Company may be considered to be operating as an unregistered investment company.

If we are deemed to be an investment company for purposes of the Investment Company Act, we could be forced to liquidate and investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our Share Rights would expire worthless.

As indicated above, we have 21 months from the closing of this offering to consummate a business combination. It is possible that a claim in the future could be made that we have been operating as an unregistered investment company. It is also possible that the investment of funds from this offering and private placement of units during our life as a blank check company, and the earning and use of interest from such investment, both of which will likely continue until we consummate a business combination, could increase the likelihood of us being found to have been operating as an unregistered investment company more than if we sought to potentially mitigate this risk by holding such funds as cash. Furthermore, the longer the funds are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, the greater the risk could be that we are considered an investment company. If we are deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, it could cause us to liquidate. If we are forced to liquidate, investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our Share Rights would expire worthless.

Our Share Right agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Share Rights, which could limit the ability of Share Right holders to obtain a favorable judicial forum for disputes with our company.

Our Share Right agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Share Right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We have waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Share Right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Share Rights shall be deemed to have notice of and to have consented to the forum provisions in our Share Right agreement. If any action, the subject matter of which is within the scope the forum provisions of the Share Right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such Share Right holder in any such enforcement action by service upon such Share Right holder’s counsel in the foreign action as agent for such Share Right holder. This choice-of-forum provision may limit a Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Share Right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Because each unit contains one right to receive one tenth (1/10) of one ordinary share upon the consummation of our initial business combination, and only whole shares will be issued in exchange for Share Rights, the units may be worth less than units of other special purpose acquisition companies.

Except in cases where we are not the surviving company in a business combination, each holder of a Share Right will automatically receive one tenth (1/10) of one ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one tenth (1/10) of one ordinary share underlying each Share Right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of Share Rights.

As a result, you must hold Share Rights in multiples of 10 in order to receive ordinary shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of Share Rights will not receive any of such funds for their Share Rights and the Share Rights will expire worthless.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to complete our business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contains provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We may not hold an annual meeting of shareholders until after the consummation of our business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting of shareholders until no later than one year after our first fiscal year end following our listing on NASDAQ. There is no requirement under the Companies Act for us to hold annual or general meetings of shareholders to appoint directors. Accordingly, until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. Accordingly, you may not have any say in the management of our company prior to the consummation of a business combination.

Adverse developments affecting the financial services industry could adversely affect our liquidity, financial condition and results of operations, either directly or through adverse impacts on certain of our vendors and customers.

Adverse developments that affect financial institutions, such as events involving liquidity that are rumored or actual, have in the past and may in the future lead to bank failures and/or market-wide liquidity problems. These events could have an adverse effect on our financial condition and results of operations, either directly or through an adverse impact on certain of our vendors and customers. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank was put into receivership. Since that time, there have been reports of instability at other U.S. banks, including First Republic Bank. Although the Federal Reserve Board, the Department of the Treasury and the FDIC have taken steps to ensure that depositors at Silicon Valley Bank and Signature Bank can access all of their funds, including funds held in uninsured deposit accounts, and have taken additional steps to provide liquidity to other banks, there is no guarantee that, in the event of the closure of other banks or financial institutions in the future, depositors would be able to access uninsured funds or that they would be able to do so in a timely fashion.

To date, we have not experienced any adverse impact to our liquidity, financial condition or results of operations as a result of the events described above. However, failures of other banks or financial institutions may expose us to additional risks, either directly or through the effect on vendors or other third parties, and may lead to significant disruptions to our operations, financial condition and reputation. Moreover, uncertainty remains over liquidity concerns in the broader financial services industry. Our business may be adversely impacted by these developments in ways that we cannot predict at this time, there may be additional risks that we have not yet identified, and we cannot guarantee that we will be able to avoid negative consequences directly or indirectly from any failure of one or more banks or other financial institutions.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business to acquire;

●	our ability to complete our business combination;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain additional financing to complete our business combination;

●	our pool of prospective target businesses;

●	the ability of our officers and directors to generate a number of potential acquisition opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 12,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$125,000,000	$143,750,000
Gross proceeds from private placement units offered in the private placement	5,125,000	5,687,500
Total gross proceeds	$130,125,000	$149,437,500
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public)	$2,500,000	$2,875,000
Legal fees and expenses	400,000	400,000
Accounting fees and expenses	70,000	70,000
SEC/FINRA Expenses	54,122	54,122
Trustee fees and expenses	40,000	40,000
NASDAQ listing fees	85,000	85,000
Printing and engraving expenses	40,000	40,000
Miscellaneous	10,878	10,878
Total offering expenses (excluding underwriting commissions)	$700,000	$700,000
Reimbursed expenses(3)	$125,000	$125,000
Proceeds after offering expenses	$127,050,000	$145,987,500
Held in trust account	$126,250,000	$145,187,500
% of public offering size	101.0%	101.0%
Not held in trust account	$800,000	$800,000

The following table shows the use of approximately $800,000 of net proceeds not held in the trust account (4):

	Amount	% of Total(5)
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$300,000	37.5%
Legal and accounting fees for regulatory reporting obligations	200,000	25.0%
Nasdaq and other regulatory fees	85,000	10.6%
D&O insurance	135,000	16.9%
Administrative services fees(6)	60,000	7.5%
Working capital to cover miscellaneous expenses	20,000	2.5%
Total	$800,000	100.00%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our business combination.
(2)	A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. This amount will be repaid upon completion of this offering out of the offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions). In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)	The underwriter has agreed to make a payment issuing a credit to us at the closing of this offering to reimburse certain of our expenses and fees in connection with this offering.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses.
(5)	Percentages may not total 100% due to rounding.
(6)	Represents up to $5,000 per month payable for office space and administrative support for 12 months.

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $126,250,000 (or $145,187,500 if the underwriters’ over-allotment option is exercised in full), will be placed at a U.S. chartered commercial bank with consolidated assets of $100 billion or more) with Continental Stock Transfer & Trust Company, acting as trustee, and will be held in demand deposit or cash accounts or invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $4.375 million per year, assuming an interest rate of 3.5% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us pursuant to permitted withdrawals, the proceeds from this offering and the sale of the private placement units that are deposited in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity and (c) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination as well as paying our expenses, including the business combination marketing agreement fee. If our business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other assets, companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our initial shareholders or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Our sponsor has agreed to loan us an aggregate of up to $300,000 to be used for a portion of the expenses of this offering. These loans will be non-interest bearing, unsecured and will be due at the earlier of June 30, 2026, the closing of this offering or our determination not to proceed with the offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended business combination, our initial shareholders or their affiliates may, but are not obligated to, loan us funds on a non-interest basis as may be required. If we complete our business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into working capital units, at a price of $10.00 per unit, at the option of the lender. The working capital units would be identical to the private placement units sold in the private placement. Other than as set forth above, the terms of such loans by our initial shareholders or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our business combination, we do not expect to seek loans from parties other than our initial shareholders or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do seek loans from any third party, we will obtain a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our business combination. There is no limit on the number of shares our initial shareholders or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of NASDAQ. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of a business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify (A) the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination and to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our business combination within the prescribed time frame. However, if our initial shareholders or their affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time frame. Permitted transferees of the founder shares and private shares held by our initial shareholders would be subject to the same restrictions applicable to our initial shareholders, respectively.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our business combination. The payment of any cash dividends subsequent to our business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands Law. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering.

Such calculation does not reflect any dilution associated with the sale and conversion of Share Rights included in the private placement units, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

The below calculations assume (i) that no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) that no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with a business combination, (iii) that no working capital loans are converted into private placement units, as further described in this prospectus, (iv) that the issuance of one right to receive one tenth (1/10) of one ordinary share outstanding is included in the dilution calculation, as such issuance will occur upon a business combination without the payment of additional consideration, (v) the number of shares included in the units offered hereby will be deemed to be 12,500,000 or 14,375,000 if the underwriters’ over-allotment option is exercised in full and (vi) the issuance of 5,066,667 founder shares and EBC founder shares (up to 660,870 of which are assumed to be forfeited in the scenario in which the underwriters’ over-allotment option is not exercised in full) and 512,500 private shares (or 568,750 private shares if the underwriters’ over-allotment option is exercised in full). The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering, including from potential sources of future dilution following this offering, which may not be included in the tables below with respect to the determination of net tangible book value per share, as adjusted. For example, in the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our business combination, up to $1,500,000 of such loans may be convertible into private placement units at a price of $10.00 per unit at the option of our sponsor. Should we seek to obtain additional financing to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares.

At March 31, 2026, our net tangible book deficit was $342,758, or approximately ($0.07) per ordinary share in the scenario of a full exercise of the overallotment option. Assuming various redemption scenarios and after giving effect to the sale of 12,500,000 ordinary shares included in the units we are offering by this prospectus, the sale of the private placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2026 would have been the following to the public shareholders on a per-share basis immediately after this offering:

Offering Price of $10.00 (as adjusted to $9.09 to include the value of the Share Rights)	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.79	$6.12	$2.97	$5.12	$3.97	$3.46	$5.63	$0.11	$8.98
Assuming No Exercise of Over-Allotment Option
$6.78	$6.11	$2.98	$5.11	$3.98	$3.45	$5.64	$0.10	$8.99

The following tables illustrate the dilution to the public shareholders on a per-share basis:

Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$9.09	9.09	9.09	9.09	9.09
Net tangible book value before this offering	(0.07)	(0.07)	(0.07)	(0.07)	(0.07)
Increase attributable to public shareholders and sale of the private placement units	6.86	6.19	5.19	3.53	0.18
Pro forma net tangible book value after this offering	6.79	6.12	5.12	3.46	0.11
Dilution to public shareholders	$2.30	2.97	3.97	5.63	8.98
Percentage of dilution to public shareholders	25.35%	32.66%	43.64%	61.99%	98.83%

No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$9.09	9.09	9.09	9.09	9.09
Net tangible book value before this offering	(0.07)	(0.07)	(0.07)	(0.07)	(0.07)
Increase attributable to public shareholders and sale of the private placement units	6.85	6.18	5.18	3.52	0.17
Pro forma net tangible book value after this offering	6.78	6.11	5.11	3.45	0.10
Dilution to public shareholders	2.31	2.98	3.98	5.64	8.99
Percentage of dilution to public shareholders	25.44%	32.76%	43.76%	62.10%	98.88%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $125,000,000 because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offeror proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals), divided by the number of ordinary shares sold in this offering.

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Numerator:
Net tangible book deficit before this offering	$(342,758)	(342,758)	(342,758)	(342,758)	(342,758)	(342,758)	(342,758)	(342,758)	(342,758)	(342,758)
Net proceeds from this offering and the sale of the private placement units	127,050,000	145,987,500	127,050,000	145,987,500	127,050,000	145,987,500	127,050,000	145,987,500	127,050,000	145,987,500
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	302,116	302,116	302,116	302,116	302,116	302,116	302,116	302,116	302,116	302,116
Over-allotment liability	(125,600)		(125,600)		(125,600)		(125,600)		(125,600)
Less: Amounts paid for redemptions	-	-	(31,562,000)	(36,296,875)	(63,125,000)	(72,593,750)	(94,687,500)	(108,890,625)	(126,250,000)	(145,187,500)
	126,883,758	145,946,858	95,321,258	109,649,983	63,758,758	73,353,108	32,196,258	37,056,233	633,758	759,358
Denominator:
Ordinary shares outstanding prior to this offering	5,066,667	5,066,667	5,066,667	5,066,667	5,066,667	5,066,667	5,066,667	5.066,667	5,066,667	5,066,667
Ordinary shares forfeited if over- allotment is not exercised	(660,870)	-	(660,870)	-	(660,870)	-	(660,870)	-	(660,870)
Common stock included in the units offered	12,500,000	14,375,000	12,500,000	14,375,000	12,500,000	14,375,000	12,500,000	14,375,000	12,500,000	14,375,000
Shares underlying the Public Share Rights	1,250,000	1,437,500	1,250,000	1,437,500	1,250,000	1,437,500	1,250,000	1,437,500	1,250,000	1,437,500
Common stock included in the private placement units	512,500	568,750	512,500	568,750	512,500	568,750	512,500	568,750	512,500	568,750
Shares underlying Private Placement Rights	51,250	56,875	51,250	56,875	51,250	56,875	51,250	56,875	51,250	56,875
Less: Shares subject to redemption	-	-	(3,125,000)	(3,593,750)	(6,250,000)	(7,187,500)	(9,375,000)	(10,781,250)	(12,500,000)	(14,375,000)
	18,719,547	21,504,792	15,594,547	17,911,042	12,469,547	14,317,292	9,344,547	10,723,542	6,219,547	7,129,792

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2026 and as adjusted to give effect to the sale of our units and the private placement units and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2026
	Actual	As Adjusted(1)
Over-allotment liability	$-	$125,600
Ordinary shares, -0- and 12,500,000 shares subject to possible redemption, actual and as adjusted(2), respectively	-	126,250,000
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized and 5,066,667 and 4,918,297 shares issued and outstanding(3) (excluding -0- and 12,500,000 shares subject to possible redemption), actual and as adjusted, respectively	507	492
Additional paid-in capital	25,928	-
Accumulated deficit	(67,077)	633,266
Total shareholders’ equity (deficit)	$(40,642)	$633,758
Total capitalization	$(40,642)	$127,009,358

(1)	Assumes the over-allotment option has not been exercised and the resulting forfeiture of 660,870 forfeiture shares has occurred.
(2)	Represents net proceeds allocated to the public ordinary shares less the allocated transaction costs related to this offering. The ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.
(3)	Excludes 56,250 shares underlying the private placement units assuming the over-allotment option has not been exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We may pursue a business combination with a target in any industry or geographic region that we believe can benefit from the expertise and capabilities of our management team. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us. We intend to effectuate our business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our business combination, our shares, debt or a combination of cash, stock and debt.

The issuance of additional ordinary shares or preference shares in a business combination:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our units, ordinary shares, and/or Share Rights.

●	Similarly, if we issue debt securities in connection with our business combination, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2026 and December 31, 2025, we had a working capital deficit of $342,758 and $99,715, respectively. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any business operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through advances from our sponsor. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting commissions of $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full and (ii) the sale of the private placement units for a purchase price of $5,125,000 (or $5,687,500 if the underwriters’ over-allotment option is exercised in full), will be $127,050,000 (or $145,987,500 if the underwriters’ over-allotment option is exercised in full). Of this amount, $126,250,000 or ($145,187,500 if the underwriters’ over-allotment option is exercised in full) will be deposited into an interest bearing trust account.

The funds in the trust account will be held in demand deposit or cash accounts or invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $800,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $700,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account not released to us to pay our taxes, to complete our business combination. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our business combination, we will have available to us $800,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required on a non-interest bearing basis. If we complete our business combination, we would repay such loaned amounts. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or their affiliates to us prior to or in connection with our business combination may be convertible into units, at a price of $10.00 per unit, at the option of the lender, upon consummation of our business combination. The units would be identical to the private placement units. Except as set forth above, the terms of such loans by our sponsor, officers, directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements prior to the business combination to include approximately $300,000 for legal, accounting, due diligence, travel, and other expenses in connection with our business combination, $200,000 for legal and accounting fees for regulatory reporting obligations, $85,000 for Nasdaq and other regulatory fees, $135,000 for director and officer insurance, $60,000 for administration service fees (assuming a business combination is completed within 12 months of this offering), and $20,000 for miscellaneous expenses.

These amounts are estimates and may differ materially from our actual expenses. If our available funds are not sufficient, we may be unable to continue searching for, or conducting due diligence with respect to, prospective target businesses.

If our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amounts necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Deferred Offering Costs

We comply with the requirements of ASC 340-10-S99-1 relating to deferred offering costs. Deferred offering costs consist of legal, accounting, advisory, administrative, and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to this offering and that will be charged to shareholders’ equity upon the completion of the offering. Should the offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes- Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be held in demand deposit or cash accounts or invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On January 6, 2026, we issued an aggregate 4,791,667 founder shares (up to 625,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised) to our sponsor for an aggregate purchase price of $25,000.

We will enter into an Administrative Services Agreement pursuant to which we will also pay our Sponsor or an affiliate thereof up to $5,000 per month for office space, administrative and support services. Upon completion of our business combination or our liquidation, we will cease paying these monthly fees.

We will also pay customary transfer agent, Share Rights agent, trustee, and escrow agent fees paid to Continental Stock Transfer & Trust Company, the president of which is an investor in a member of our sponsor.

We will also pay to Clear Street, who will be receiving 180,000 founder shares in connection with its purchase of 20,000 private placement units, underwriting discounts and commissions for serving as an underwriter in this offering.

Our sponsor, officers, directors or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

As of March 31, 2026, the total amount due to a related party, representing advances or loans from an affiliate of an officer of our Company, was $45,397. The advances or loans were unsecured, interest free and due on demand.

Our sponsor has agreed to loan us an aggregate of up to $300,000 on a non-interest bearing basis under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2026, there were borrowings of $97,345 outstanding under the promissory notes. The loans will be repaid upon completion of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our business combination, we would repay such loaned amounts. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or our or their affiliates to us prior to or in connection with our business combination may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our business combination. The units would be identical to the private placement units. Other than set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In addition, our sponsor, third-party investors, and EBC have agreed that they and/or their designees will purchase from us an aggregate of 512,500 private placement units (247,500 private placement units to be purchased by our sponsor, 127,500 private placement units to be purchased by the third-party investors, and 137,500 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit for a total purchase price of $5,125,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 56,250 private placement units (35,625 private placement units to be purchased by our sponsor and 20,625 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The private placement units are identical to the units sold in this offering, subject to limited exceptions. Subject to the third-party investors purchasing 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised) from us, our sponsor intends to transfer an aggregate of 1,147,500 founder shares to such third-party investors at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per share.

There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement units which will expire worthless if we do not consummate a business combination within the allotted 21 months. Our initial shareholders, third-party investors and EBC have agreed to waive their redemption rights with respect to their founder shares, EBC founder shares and private shares and, in the case of our initial shareholders and third-party investors introduced by our sponsor, any public shares held by them, (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months after the closing of this offering and (iii) if we fail to consummate a business combination within 21 months after the closing of this offering or if we liquidate prior to the expiration of the completion window. However, if our initial shareholders, EBC and third-party investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the allotted time period.

Pursuant to a registration rights agreement we will enter into with the holders of our founder shares (including our sponsor and third-party investors), EBC founder shares, private placement units and working capital units (if any) on or prior to the closing of this offering, we may be required to register such securities for sale under the Securities Act. These will be entitled to make up to three demands that we register their securities for sale under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4) (ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Our Company

We are a blank check company incorporated in the Cayman Islands on December 5, 2025, as an exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our “business combination” with one or more businesses, which we refer to throughout this prospectus as a “target business.”

To date, our efforts have been limited to organizational activities and activities related to this offering. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our business combination.

Given their positions, our officers and directors are made aware from time to time of potential business opportunities, one or more of which we may desire to pursue for a business combination. However, we have not selected any specific target business and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with us.

We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

We are not limited to target businesses in any specific industry or geographic location but intend to focus mainly on middle-market companies operating in or with strategic ties to the United States and Mexico, with scalable business models, solid fundamentals, and clear opportunities to accelerate growth through strategic and financial support. We believe this thematic cross-border focus will allow us to leverage our team’s transactional experience, operational expertise, and differentiated and extensive network to detonate viable and sustainable growth opportunities that may benefit from access to U.S. public markets, enhanced governance, and long-term expansion capital.

Our Business Strategy and Acquisition Criteria

Market Opportunities

We believe that the following macroeconomic, social, and private and public market trends will create significant opportunities for companies with a proven track record of identifying, investing, and capitalizing on growth prospects.

U.S. Hispanic Economy

The Hispanic population in the United States has become a predominant demographic and economic factor shaping the nation’s GDP and consumer trends. Said population represents an estimated 68 million Hispanics living in the U.S. as of 2024, almost twice as many as in 2000. The Hispanic community in the United States is expected to continue to grow to 75 million by 2030, making up 21% of the projected 350 million Americans at that time.

The economic impact of the Hispanic population is reflected in income and output measures that have grown far faster than the national average. U.S. Latino Gross Domestic Income (GDI) is increasing at a rate 2.5 times faster than that of non-Latinos4. As a result, the aggregate U.S. Latino GDP reached roughly $4 trillion in 2023 and has doubled since 2015, expanding over 50% compared to 17% growth for non-Latinos over the same period. If considered independently, the Latino economy in the U.S. would rank as the fifth largest in the world, emphasizing the size, durability, and broader economic significance of this demographic segment.

Hispanic Americans have made significant gains in educational attainment, income, homeownership, and participation in high-value industries. Participation of Hispanics in key sectors such as manufacturing, real estate, healthcare, and professional services continues to expand more rapidly than the broader U.S. workforce, reinforcing their role as a driver of regional economic strength and labor dynamism3. Entrepreneurship within the Hispanic community is also expanding at an unprecedented pace. Between 2017 and 2022, the number of Latino-owned employer firms increased 44%, compared to less than 1% for all U.S. businesses. These firms employ over 3.5 million people and generate more than $650 billion in annual revenue. Hispanic-owned businesses are also exhibiting the fastest growth across industries including Arts & Entertainment (+86%), Construction (+75%), Transportation (+74%), Real Estate (+66%), and Professional Services (+48%)3. This expansion demonstrates not only rising economic significance but also increased opportunities for M&A, private equity investments and capital markets transactions, including an initial business combination.

Hispanic Americans also contribute disproportionately to U.S. consumption. Although representing approximately 15% of total household spending, they accounted for 23% of incremental consumption growth nationwide. Hispanic consumers are digitally active, brand-loyal, and responsive to culturally aligned products, reshaping retailer strategies across assortment and customer engagement.

We believe these demographic and economic trends create an attractive environment for identifying, evaluating and sourcing potential initial business combination candidates that serve or are led by the Hispanic community or led by Hispanic entrepreneurs, particularly in consumer, services, logistics, financial services, technology-enabled offerings, and essential-services categories. As the Hispanic population continues to grow younger, wealthier, and more central to the U.S. economy, companies positioned to serve this demographic may benefit from long-term secular tailwinds and expanding demand.

Deepening Economic Integration Between the United States and Mexico

The economic integration between the United States and Mexico has become one of the most strategically significant and durable cross-border relationships globally. The United States–Mexico–Canada Agreement (“USMCA”) has reinforced North American supply-chain alignment and established a stable framework for cross-border trade, investment, and industrial cooperation.

Mexico has emerged as a critical anchor of U.S. competitiveness as supply chains continue to realign toward North America. In 2024, Mexico became the United States’ largest goods trading partner, with approximately $840 billion in bilateral trade. Over 80% of Mexico’s exports are directed to the United States, reflecting the depth of commercial integration. Mexico is a key source of foreign direct investment into the United States, with investments rising from $46.1 billion to $61.7 billion between 2020 and 2024. Industrial activity has rebounded strongly post-pandemic, supported by nearshoring, record levels of foreign investment, and expanding manufacturing capacity.

Nearshoring has been driven by increased industrial absorption, infrastructure development, and rising U.S.-facing export capacity. Mexican-based companies have also grown as investors in the United States, operating across food and beverage, auto components, plastics, financial services, and technology. In 2022, majority Mexican-owned firms employed 97,700 workers in the United States and exported $2.1 billion in goods from U.S. operations. However, currency stability and disciplined monetary policy have contributed to reduced volatility across cross-border supply chains, improved cost predictability, and strengthened long-term planning for both U.S. and Mexican operators. We believe these dynamics create two distinct categories of potential targets for a cross-border business combination: (i) Mexican companies expanding their production or service footprint into the United States, and (ii) U.S. subsidiaries of Mexican groups that may benefit from U.S. public-market visibility, governance, and access to alternative forms of capital. Companies in both categories often operate in sectors where U.S. investors may have greater familiarity with the business model, end-markets, and competitive landscape, facilitating the valuation discovery, diligence and investment analysis, as well as their long-term positioning.

Limited Capital Markets Alternatives within Mexico

Despite sustained economic performance, domestic financing pathways for Mexican companies remain limited. Private equity funding and exits have severely contracted, and new listings on the Mexican stock exchange have been scarce. Only six companies have completed an IPO on the Mexican stock exchange since 2020. At the same time, maturing companies backed by venture capital and private equity—particularly those that raised significant rounds during the pandemic—are beginning to evaluate liquidity alternatives outside the domestic market as their sponsors approach the end of their investment cycles.

Mexico’s rising national wealth, marked by steady growth in disposable income (2.45% CAGR 2018-2024) and the rapid expansion of middle- and upper-income households, is accelerating demand for higher-quality goods and services. Demographic drivers are also extremely favorable: Mexico’s median age of 29, population growth of 1.24% between 2010 and 2020, and continued urbanization as 83.8% of the population now lives in urban areas, support a growing consumer class with increasing access to essential services. This evolution is creating a new wave of well-capitalized, professionally operated companies with scalable business models, in addition to Mexico’s improving domestic fundamentals where household monetary expenditure grew 7.9% from 2022 to 2024. As domestic consumption deepens, Mexican firms are increasingly positioned to capture both local and cross-border growth, making them compelling targets for investment.

In addition to high-growth or venture-backed companies, we believe a meaningful number of traditional and family-owned Mexican businesses may also consider U.S. public-market alternatives. Many such companies have scaled over decades and now face strategic priorities such as succession planning, governance modernization, capital structure optimization, expansion into foreign markets, or long-term liquidity for stakeholders. Given the limited depth of the domestic capital markets and the scarcity of IPO activity in Mexico, these businesses may evaluate a de-SPAC transaction in the United States as a means to access institutional capital, enhance transparency and visibility, and support long-term strategic objectives.

U.S. exchanges offer deeper liquidity, broader analyst coverage, and stronger institutional demand for cross-border growth stories. In this environment, a de-SPAC transaction may provide an efficient and credible alternative for Mexican companies seeking access to North America’s integrated capital markets. Recent precedents demonstrate that companies with operations connected to Mexico can attract institutional capital and operate effectively in U.S. public markets. These trends support our view that Mexico offers a growing pipeline of companies that may benefit from U.S. public-market access, including through a de-SPAC transaction.

Business Strategy

Building on the trends described above, we are a blank check company formed to effect an initial business combination, and we plan to leverage the cross-border experience, operating presence and relationships of our management team and directors to source, evaluate and consummate such a transaction.

Investment focus. Although we may pursue an initial business combination in any industry, sector or geographic region, we expect our efforts to be primarily oriented toward opportunities connected to the deepening economic integration between the United States and Mexico and the resulting expansion of cross-border trade, investment and industrial activity. We believe these dynamics support two distinct categories of potential targets for a cross-border business combination: (i) Mexican companies expanding their production or service footprint into the United States, and (ii) U.S. subsidiaries of Mexican groups that may benefit from U.S. public-market visibility, governance and access to alternative forms of capital.

In addition, we believe demographic and economic trends in the United States are creating an attractive environment for identifying and sourcing potential business combination candidates that serve, or are led by, the Hispanic community or Hispanic entrepreneurs, including in consumer, services, logistics, financial services, technology-enabled offerings and essential-services categories.

How we source and execute. Our sourcing approach is relationship-driven and cross-border by design. Our leadership team is dually based in Mexico City and New York, and we expect to proactively engage the networks of our management team and directors—including executives, business owners, family offices, capital providers and advisors—across Mexico and the United States to originate potential opportunities. We believe our ability to operate concurrently in both markets supports efficient diligence, timely decision-making and expeditious negotiations, which can be particularly important in competitive or proprietary transaction processes.

How we evaluate and diligence. We intend to evaluate potential targets using a disciplined and thematic approach based on traditional valuation methodologies. Consistent with our “Acquisition Criteria,” we currently expect to favor opportunities characterized by strong fundamentals, real-world-economy businesses, a proven business model, a strong management team and a scalable platform with clear pathways for expansion. In evaluating potential targets, we expect to focus on the sustainability of the business model, the quality of the management team, the durability of cash flows and unit economics, and the target’s readiness to operate as a U.S. public company, including with respect to governance, reporting and internal controls.

Why we believe we are well positioned to compete. We believe our cross-border operating presence, transaction experience and established relationships in both Mexico and the United States differentiate us from other acquisition vehicles that may lack on-the-ground capabilities or long-standing local networks. In addition, we believe our familiarity with cross-border regulatory, cultural and operational considerations enables us to more effectively evaluate opportunities, structure transactions and support post-combination execution, particularly for businesses navigating the transition to the U.S. public markets.

How we create value. We expect to favor businesses for which access to the U.S. public equity markets can support long-term strategic objectives such as growth investment, geographic expansion, governance modernization and broader access to capital. We also expect to seek transaction structures that appropriately align stakeholders and support long-term value creation. Following the completion of our initial business combination, we intend to support the combined company as appropriate through strategic planning, capital markets readiness and access to our cross-border relationships and experience.

Our strategic priorities are not intended to be exhaustive, and we may pursue an initial business combination outside these parameters.

The below section titled “Our Team” describes the background and experience of our management team and directors, which we believe positions us to execute this strategy.

Acquisition Criteria

We intend to evaluate potential targets using a disciplined and thematic approach based on traditional valuation methodologies. While our criteria are not exhaustive, we expect attractive opportunities to exhibit several of the following characteristics:

●	strong fundamentals;

●	real-world-economy businesses;

●	proven business model;

●	strong management team; and

●	scalable business model with clear pathways for expansion.

These criteria are not intended to be exhaustive, and we will not be limited to any specific industry or geography, but will generally seek targets with enterprise values in the upper middle-market segment where our team’s experience and resources can meaningfully add value to the initial business combination.

Our Team

We have assembled a team of experienced professionals and senior executives, each of whom brings a unique and complementary background and skill set. We will seek to leverage their collective investment banking, private equity, private credit, executive and entrepreneurial experiences and their unique network of relationships with industry executives, private equity, growth capital and venture funds, non-institutional business owners, commercial and investment bankers, lawyers, consultants, family offices, and other financial sector service providers in order to source, acquire, and support the operations of the business combination target.

As of the date of this prospectus, our management team is led by Harish Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, and Alberto Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director. Our management team is supported by our directors, Luís Peña Kegel, John Salemi, and Alfredo Flores Ibarrola, each of whom has served on our board since June 2026.

Mr. Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, and Mr. Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, have worked together over the past 14 years, forming a cohesive and highly complementary partnership while gaining a reputation as dealmakers in Mexico. Since November 2022, Mr. Gutiérrez Pier and Mr. Dadoo González have executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, they co-founded AmperCap LLC and have served as its Managing Partners since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Through AmperCap, and in partnership with prominent family offices in the region, they have an established track record of investments across franchising, consumer goods, and commercial and residential services.

Building on this partnership, since April 2020, alongside a team of 12 professionals in Mexico City and New York, including our director, Mr. Peña Kegel, Messrs. Gutiérrez Pier and Dadoo González co-founded SilverGreen, a boutique investment bank focused on providing M&A, debt and equity raising advisory.

Throughout their partnership at SilverGreen, and formerly as directors in its predecessor, Estructura Partners, Mr. Gutiérrez Pier and Mr. Dadoo González advised in dozens of transactions carried out by several of Mexico’s largest multinational corporations and family-owned private enterprises, including a number of landmark deals such as:

●	Arca Continental’s acquisition of The Coca-Cola Company’s Southwest and Great Plains bottling territories in the United States (2017). Arca Continental is The Coca-Cola Company’s second largest bottling partner worldwide and the sixth largest publicly listed company in Mexico.

●	The sale of Farmacias Ahumada and Farmacias Benavides (FASA) (2014), then the largest retail pharmacy chain in Latin America, to Alliance Boots (Walgreens Boots Alliance).

●	Arca Continental's transfer of Topo Chico's US mineral water rights to The Coca-Cola Company (2017).

Our leadership team is dually based in Mexico City and New York, where they draw on a combined network of deep relationships in key industries across Mexico and in the USA to source potential targets, and work concurrently and in close coordination to conduct thorough due diligence and expeditious negotiations in the pursuit of reaching a successful initial business combination.

Two of our directors, Mr. Peña Kegel and Mr. Flores Ibarrola, have served as the Chief Executive Officer of major banking institutions in Mexico, with an accumulated 20 years at the helm of three banks including Banorte, HSBC Mexico and Grupo Consupago, where they have developed a privileged access to a wide network of corporations and family-owned businesses, as well as a unique understanding of their needs and of their owners.

Alberto Gutiérrez Pier has served as our Co-Chief Executive Officer, Chairman and director since March 2026. Since November 2022, Mr. Gutiérrez Pier has executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, he co-founded AmperCap LLC and has been its Managing Partner since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Mr. Gutiérrez Pier leads the execution and fundraising efforts of AmperCap from Mexico City. Since April 2020, Mr. Gutiérrez Pier has been a Partner and Co-Founding Member of SilverGreen, where he co-manages SilverGreen’s M&A and restructuring practice. From January 2013 to March 2020, Mr. Gutiérrez Pier was a Partner at Estructura Partners, a boutique investment bank based in Mexico City where he advised domestic and international companies across multiple industries, as well as private equity firms, in planning, developing and executing strategic transactions. During those years, he participated in and led teams to successfully close over 20 M&A transactions with a total aggregate value in excess of US$11 billion. Prior to that, he was an Associate in the Capital Markets practice group at Shearman & Sterling LLP in New York City during 2011 and 2012, where he focused on Latin American issuers, U.S.-based underwriters, and sovereign debt issuances. From 2003 to 2011, Mr. Gutiérrez Pier worked at Ritch, Mueller, Heather & Nicolau, S.C., a top-tier law firm in Mexico City, where he focused primarily on capital markets and M&A transactions. Mr. Gutiérrez Pier is a board member of several privately held companies in Mexico.

Harish Dadoo González has been serving as our Co-Chief Executive Officer, Chief Financial Officer and director since December 2025. Since November 2022, Mr. Dadoo González has executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, he co-founded AmperCap LLC and has been its Managing Partner since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Mr. Dadoo González leads AmperCap’s principal investing efforts from New York. Since April 2020, Mr. Dadoo González has been a Partner and Co-Founding Member of SilverGreen, where he co-manages SilverGreen’s M&A practice. From June 2012 to March 2020, Mr. Dadoo González was a Director at Estructura Partners where he participated in several landmark transactions across multiple sectors, market brackets, and geographies, and executed over US$11 billion in aggregate transaction value. Mr. Dadoo González is also an experienced investor, and serves as a board member for several privately held companies and startups. Mr. Dadoo González serves as a Member of the Board of Trustees of the Westminster School (CT).

Luís Peña Kegel has served as our director since June 2026. Since April 2020, Mr. Peña Kegel has been a Senior Partner at SilverGreen, where he currently oversees several of the firm’s key relationships with multinational corporations, regional family businesses, and private equity firms. Since September 2025, he has served as a director of Fibra Next, a REIT listed on the Bolsa Mexicana de Valores (BMV: NEXT25.MX) in Mexico. He also currently sits on the board of several privately-held companies, investment funds, and Real Estate Investment Trusts (REITs). Mr. Peña Kegel led two of the six largest banks in Mexico, in charge of overseeing a diversified line of business that included retail banking, commercial and corporate banking, investment banking, brokerage, insurance, pension funds and other specialized services. From January 2016 to March 2021, Mr. Peña Kegel was the Vice Chairman of Global Banking and Markets for as HSBC in Latin America. In this role, he was responsible for the relationships with key clients in the region. He was actively involved in generating event-driven businesses, mainly debt and capital markets, equity offerings and mergers and acquisitions. Prior to this, he served as Chief Executive Officer of HSBC Mexico from May 2008 to December 2015. At HSBC Mexico, Mr. Peña Kegel reported directly to the group’s Chief Executive Officer and played an integral role in implementing technological improvements and developing new products and services locally, as part of an overarching transformational strategy of the world’s top ten banking groups by market capitalization. From March 2004 to April 2008, Mr. Peña Kegel was the Chief Executive Officer of Grupo Financiero Banorte SAB de CV (“Banorte,” BMV: GFNORTEO), currently the 6th largest publicly listed company in Mexico and largest Mexican-owned Bank. During his four-year tenure, he conducted a deep cost reduction exercise, a large balance sheet restructuring and also expanded Banorte’s international investor base. From 1983 to 2004, Mr. Peña Kegel worked for Citibanamex in different roles, including Head of Corporate and Commercial Banking, Treasurer for the Bank, and Director of Hispanic Markets for Citibank, based in New York from 2002 to 2004. In this role he was responsible for the initiatives linking the large US Hispanic population with their family members in Mexico through the combined synergies of Citibank in the US and Banamex in Mexico. Mr. Peña Kegel also served as Vice President of the Asociación de Bancos Mexicana, AC, (Mexican Banking Association or ABM) on three occasions (2005 – 2007, 2007 – 2009, and 2015 – 2017).

John Salemi has served as our director since June 2026. Mr. Salemi is an experienced investor and advisor with a career spanning SPACs, structured credit, leveraged finance, and small-cap public markets. Since April 2025, Mr. Salemi has served as the Founder Member of Atsion Asset Management LLC (“Atsion”), a New York based investment firm focused on public equities and structured credit. From July 2021 to March 2025, he served as a Director at Cohen & Company, a boutique investment bank and asset manager, where he concentrated on SPAC yield, optionality, and de-SPAC investment strategies. Earlier in his career, from May 2019 to July 2021, Mr. Salemi was an associate at Octagon Credit Investors, a corporate investment adviser, where he focused on fundamental high-yield credit. He began his professional career as an analyst at Morgan Stanley in the Leveraged Finance Group between June 2017 and May 2019.

Alfredo Flores Ibarrola has served as our director since June 2026. Mr. Flores Ibarrola has over 27 years of experience in the financial services sector, having led major initiatives in consumer credit, insurance solutions, process digitization, advanced analytics, and user-centric operating models. Mr. Flores Ibarrola is a Partner and Chief Executive Officer of Grupo Consupago, a specialty consumer-focused financial group founded by the Chedraui family, which he has led since December 2011 in its strategic, technological, and operational transformation, bringing extensive experience in consumer finance, digitalization, and governance within regulated financial services environments. Through his executive leadership at a consumer-focused financial institution serving a broad demographic base, he has worked closely with companies across multiple industries, gaining exposure to diverse business models, operating structures, and growth dynamics across different geographies. His background as both an executive and an entrepreneur provides additional perspective on scaling platforms, modernizing operating models, and aligning long-term strategy with disciplined execution. Prior to joining Grupo Consupago, Mr. Flores Ibarrola built a track record as an entrepreneur, launching and steering high-growth ventures in the financial and real estate sectors. In addition to his role as Chief Executive Officer of Grupo Consupago, he is also a shareholder and board member of several financial services companies, including Grupo Consupago and its subsidiaries, BKAYA, S.A.P.I. de C.V. (Bankaya) and AP Servicios Financieros, S.A. de C.V. (Autopresta), which operate as traditional and Fintech Non-Bank Financial Institutions (NBFIs) focused on specialty consumer credit, including digital lending and auto-backed consumer financing.

Business Combination

We will have up to 21 months from the closing of this offering to consummate a business combination. If we are unable to consummate our business combination within the completion window, we will cease all operations except for the purpose of winding up, as promptly as possible but not more than 10 business days thereafter (subject to lawfully available funds), redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (and less up to $100,000 for liquidation and dissolution expenses), and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. We will consummate our business combination only if we obtain the approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote (whether in person or by proxy) at a general meeting of the company.

Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the business combination. The fair market value of such business must be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business meets such fair market value requirement, the fairness opinion we obtain in connection with any business combination we seek to consummate will contain a confirmatory statement that the target business satisfies such requirement.

The funds released to us from the trust account upon the closing of our business combination may be used as consideration to pay the sellers of a target business with which we complete our business combination. If our business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness, to fund the purchase of other companies or for working capital.

Should we seek to obtain additional financing to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed business combination. We may also obtain financing prior to the closing of our business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our Acquisition Process

We intend to utilize our management team’s expertise and respective contacts and relationships to identify potential targets and evaluate their strengths, weaknesses, and to determine the relative risk and return profile of any potential target for our business combination.

Each of our officers and directors presently has contractual obligations to other entities, and any of them in the future may have additional fiduciary or contractual obligations to other entities, including other special purpose acquisition companies, or “SPACs,” pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity.

Our amended and restated memorandum and articles of association provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other (b) the presentation of which would breach an existing legal obligation of a director or an officer to any other entity.

Our Sponsor

Our sponsor is a Delaware limited liability company, which was recently formed in December 2025 to invest in our company.

Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. It is not anticipated that our sponsor will undertake any material roles or responsibilities in directing and managing our activities. Our business and activities following this offering will be directed and managed by our management team and none of our other affiliates and promoters are anticipated to have any material roles or responsibilities in directing and managing our activities.

Mr. Dadoo González, our Co-Chief Executive Officer and Chief Financial Officer, and Mr. Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, are the managing members of our sponsor. Our officers and directors will hold membership interests indirectly in our sponsor. However, only Mr. Dadoo González and Mr. Gutiérrez Pier, as the managing members of our sponsor, will have the right to control the sponsor or participate in any decision regarding the disposal of any security held by the sponsor, or otherwise. As a result of their indirect interest in the founder shares through membership interests in our sponsor, our management team and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Through their respective membership interests in the sponsor, each of Mr. Dadoo González, our Co-Chief Executive Officer and Chief Financial Officer, and Alberto Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, will receive an indirect interest in 421,667 founder shares (or 519,072 founder shares if the underwriters’ over-allotment option is exercised in full), and shall purchase the right to receive 27,500 private placement units (or 30,882 private placement units if the underwriters ‘over-allotment option is exercised in full) at a price of $10.00 per unit; and each of our directors, including Luís Peña Kegel, Alfredo Flores Ibarrola and John Salemi, will each receive an indirect interest in 421,667, 421,667, and 230,000 founder shares, respectively (or 519,072, 519,072, and 283,129 founder shares, respectively, if the underwriters’ over-allotment option is exercised in full), and shall purchase the right to receive 27,500, 27,500 and 15,000 private placement units, respectively, at a price of $10.00 per unit (or 30,882, 30,882 and 16,847 private placement units, respectively, if the underwriters’ over-allotment option is exercised in full). Subject to the third-party investors purchasing 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised) from us, our sponsor intends to transfer an aggregate of 1,147,500 founder shares to such third-party investors at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per share.

The following table sets forth the payments to be received by our sponsor, its affiliates, and the third-party investors from us prior to or in connection with the completion of our business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor, our officers and directors, and third-party investors	4,791,667 founder shares (up to 625,000 to be forfeited if the underwriters’ over-allotment option is not exercised in full)	$25,000

Sponsor, our officers and directors, and third-party investors	375,000 private placement units (or 410,625 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased simultaneously with the closing of this offering	$3,750,000 (or $4,106,250 if the underwriters’ over-allotment option is exercised in full)

Sponsor or an affiliate thereof	Up to $5,000 per month	Office space and administrative services provided to us.

Sponsor	Repayment in cash	Up to $300,000 under an unsecured, non- interest-bearing promissory note.

Sponsor and our officers or directors, or affiliates thereof	Reimbursement for any out-of- pocket expenses related to identifying, investigating and completing a business combination.	Expenses incurred in connection with identifying, investigating and completing a business combination.

Sponsor and our officers or directors, or affiliates thereof	Up to 150,000 private placement units upon conversion of up to $1,500,000 in working capital loans, if any, at $10.00 per unit	Working capital loans to finance transaction costs in connection with a business combination

Sponsor and our officers or directors, or affiliates thereof	Payment in cash or securities	Rendering services in connection with the consummation of a business combination

Investor in a third-party investor	Payment of customary transfer agent, Share Rights agent, trustee and escrow fees paid to Continental Stock Transfer &Trust Company, the president of which is an investor in a member of our sponsor	Services provided by Continental Stock Transfer & Trust Company for acting as transfer agent, Share Rights agent, trustee and escrow agent.

Because our sponsor and third-party investors acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Relating to our Securities — Our initial shareholders and third-party investors will have contributed an aggregate of $25,000, or approximately $0.005 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.”

Pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers, and third-party investors will agree to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units (and the underlying securities), as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	180 days after completion of our business combination or earlier if we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.	Sponsor, officers, directors, third-party investors, and their respective transferees.	Transfers permitted (a) to our sponsor, officers, directors, any affiliates or family members of any of our sponsor, officers or directors or any members of our initial shareholders, or any affiliate of our initial shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsor upon their dissolution; or (g) to us for no value for cancellation in connection with the consummation of our business combination.

Private Placement Units (and Underlying Securities)	Completion of our business combination.	Same as above.	Same as above.

In addition, in order to facilitate our business combination (including in connection with a related PIPE financing) or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange the founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our shares or for a combination of shares of our share and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non- affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Financial Position

With funds in the trust account available for a business combination initially anticipated to be $10.10 per public share, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third- party financing and there can be no assurance it will be available to us.

Effecting our Business Combination

We are not presently engaged in, and we will not engage in, any business operations for an indefinite period of time following this offering. We intend to complete our business combination using cash from the proceeds of this offering and the private placement of the private placement units, our equity, debt, or a combination of these as the consideration to be paid in our business combination. We may seek to complete our business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post- transaction company, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other assets, companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our business combination, and we may complete our business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination. In the case of a business combination funded with cash other than the funds held in the trust account, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our initial shareholders are required to provide any financing to us in connection with or after our business combination. Our amended and restated memorandum and articles of association provides that, following this offering and prior to the consummation of our business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any business combination.

The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Sources of Target Businesses

We expect to receive a number of proprietary transaction opportunities as a result of the business relationships, direct outreach, and deal sourcing activities of our management team. In addition to this proprietary deal flow, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, consultants, accounting firms, private equity groups, large business enterprises, and other market participants. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our initial shareholders, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

We are not prohibited from pursuing a business combination with a business combination target business that is affiliated with our initial shareholders, officers or directors. Our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that in such a circumstance we would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the consideration to be paid by us in our initial business combination is fair to our company from a financial point of view. We are not otherwise required to obtain such an opinion, so long as our board of directors believes that our directors have the financial skills and background to conclude that is business combination is fair from a financial perspective. As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Lack of Business Diversification

For an indefinite period of time after the completion of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination, and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of members of our management team or of our board, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is presently unknown if any of them will devote their full efforts to our affairs subsequent to our business combination.

Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. The determination as to whether any members of our board of directors will remain with the combined company will be made at the time of our business combination.

Following a business combination, to the extent that we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under NASDAQ’s listing rules, shareholder approval would be required for our business combination if, for example:

●	we issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding;

●	any of our directors, officers or substantial shareholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding common shares or voting power of 5% or more; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholders’ approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange listing requirements will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to: (i) the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company; (ii) the expected cost of holding a shareholder vote; (iii) the risk that the shareholders would fail to approve the proposed business combination; (iv) other time and budget constraints of the company; and (v) additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of our Securities

In the event we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders, officers, directors or their affiliates may purchase shares or Share Rights in privately negotiated transactions or in the open market either prior to or following the completion of our business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

None of the funds in the trust account will be used to purchase securities in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In the event that our initial shareholders or their affiliates purchase shares from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination by purchasing shares from holders that have, or have indicated an intention to, vote against a proposed transaction (as those shares would no longer be voted on the proposed transaction), (2) increase the likelihood of approval on any matters submitted to the Share Rights holders for approval in connection with our business combination by purchasing the Share Rights from holders that have, or have indicated an intention to, vote against a proposed matter (as those Share Rights would no longer be voted on the proposed matter) or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible.

Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, directors, executive officers or their affiliates were to purchase shares or Share Rights from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers or any of their affiliates may purchase shares or Share Rights from public holders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, directors, executive officers or any of their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, executive officers or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, executive officers or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the material terms of the purchases.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

It is anticipated that any purchases would be as a result of either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our business combination. Our initial shareholders or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act, Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act and the other federal securities laws.

Redemption Rights for Public Shareholders upon Completion of our Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing fee we will pay to EBC. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about the business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

In the event that we seek shareholder approval of our business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the business combination.

If we seek shareholder approval, we will complete our business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who hold the outstanding ordinary shares and who attend and vote in favor of the business combination, at a general meeting of our company. A quorum for such meeting will consist of the holders present in person or by proxy of at least one-third of the issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders and third-party investors will count toward this quorum and have agreed to vote their founder shares, private shares and any public shares purchased during or after this offering in favor of our business combination. For purposes of seeking approval of the simple majority of the holders of our outstanding ordinary shares vote, non-votes will have no effect on the approval of our business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ and third-party investors’ founder shares, we would need (i) the holders of 4,167,483 or 33.3% of the 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming the holders of all outstanding shares vote, but excluding any holders of EBC founder shares or EBC private shares, since the holders are not required to vote in favor of such transaction, and the over-allotment option is not exercised), or (ii) none of the holders of the 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of holders of shares representing a quorum vote and the over-allotment option is not exercised). We will give at least 20 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination.

These quorum and voting thresholds, and the voting agreements of our initial shareholders and third-party investors, may make it more likely that we will consummate our business combination. Each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares.

In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of Business Combination if we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to any Excess Shares they own. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our amended and restated memorandum and articles of association does not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.

However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by some prior blank check companies. In order to perfect redemption rights in connection with their business combinations, some prior blank check companies would distribute proxy materials for the shareholders’ vote on a business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s share in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable (or with our consent). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our business combination.

If our business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 21 months from the closing of this offering.

Redemption of Public Shares and Liquidation if no Business Combination

Our amended and restated memorandum and articles of association provides that we will have only 21 months from the closing of this offering to complete our business combination. If we are unable to complete our business combination within such completion window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Share Rights, which will be worthless if we fail to complete our business combination within the completion window. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds, subject to applicable Cayman Islands law.

Our initial shareholders and third-party investors have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering. However, if our initial shareholders and third-party investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the completion window.

Our initial shareholders and third-party investors have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering, or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of liquidation and dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $800,000 of proceeds held outside the trust account and funds we may withdraw from interest earned on the trust account pursuant to permitted withdrawals, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of liquidation and dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.10. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.10.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third- party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy their indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $800,000 from the proceeds of this offering with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $700,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our business combination within 21 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to provide for the redemption of our public shares in connection with a business combination or to redeem 100% of our public shares if we have not consummated a business combination within 21 months from the closing of this offering or (iii) if they redeem their respective shares for cash upon the completion of the business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with our Business Combination and if We Fail to Complete our Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our business combination and if we are unable to complete our business combination within 21 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination (which is initially anticipated to be $10.10 per public share), including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares.	If we seek shareholder approval of our business combination, our initial shareholders, or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our business combination. However, they would only do so at prices no higher than the price offered through our redemption process	If we are unable to complete our business combination within 21 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.10 per public share), including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the business combination marketing agreement fee.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$126,250,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee.	At least $110,250,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$126,250,000 of the net offering proceeds and the sale of the private placement units held in trust will be held in demand deposit or cash accounts or invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) permitted withdrawals and (ii) in the event of our liquidation for failure to complete our business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of our assets held in the trust account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and Share Rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying ordinary shares and Share Rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our business combination, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, upon the completion of our business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote.

If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the business combination and the redemption rights as is required under the SEC’s proxy rules.

	If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. If we seek shareholder approval, we will complete our business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares. A quorum for such meeting will consist of the holders present in person or by proxy of at least one-third of the issued and outstanding shares of the company entitled to vote at such meeting.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a shareholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete a business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to pursuant to permitted withdrawals, the proceeds from this offering and the sale of the private placement units that are deposited and held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (b) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law).	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating, and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are located at 12 East 49th Street, 18th Floor, New York, NY 10017. Pursuant to the Administrative Services Agreement, until the completion of our business combination or liquidation, we will pay a monthly fee of up to $5,000 to Sponsor or an affiliate thereof for office space, secretarial and administrative services. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We currently have two executive officers. Our executive officers are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our business combination.

Periodic Reporting and Financial Information

We have registered our units, ordinary shares and Share Rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants. We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Alberto Gutiérrez Pier	43	Co-Chief Executive Officer, Chairman and Director
Harish Dadoo González	37	Co-Chief Executive Officer, Chief Financial Officer and Director
Luís Peña Kegel	65	Director
John Salemi	31	Director
Alfredo Flores Ibarrola	51	Director

Alberto Gutiérrez Pier  —  Co-Chief Executive Officer, Chairman and Director

Alberto Gutiérrez Pier has served as our Co-Chief Executive Officer, Chairman and director since March 2026. Since November 2022, Mr. Gutiérrez Pier has executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, he co-founded AmperCap LLC and has been its Managing Partner since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Mr. Gutiérrez Pier leads the execution and fundraising efforts of AmperCap from Mexico City. Since April 2020, Mr. Gutiérrez Pier has been a Partner and Co-Founding Member of SilverGreen, where he co-manages SilverGreen’s M&A and restructuring practice. From January 2013 to March 2020, Mr. Gutiérrez Pier was a Partner at Estructura Partners, a boutique investment bank based in Mexico City where he advised domestic and international companies across multiple industries, as well as private equity firms, in planning, developing and executing strategic transactions. During those years, he participated in and led teams to successfully close over 20 M&A transactions with a total aggregate value in excess of US$11 billion. Prior to that, he was an Associate in the Capital Markets practice group at Shearman & Sterling LLP in New York City during 2011 and 2012, where he focused on Latin American issuers, U.S.-based underwriters, and sovereign debt issuances. From 2003 to 2011, Mr. Gutiérrez Pier worked at Ritch, Mueller, Heather & Nicolau, S.C., a top-tier law firm in Mexico City, where he focused primarily on capital markets and M&A transactions. Mr. Gutiérrez Pier is a board member of several privately held companies in Mexico.

He holds a Bachelor in Laws from the Escuela Libre de Derecho where he graduated with honors, and an LL.M. from Duke University School of Law, where he was a recipient of a scholarship for academic excellence.

Harish Dadoo González — Co-Chief Executive Officer, Chief Financial Officer and Director

Harish Dadoo González has been serving as our Co-Chief Executive Officer, Chief Financial Officer and director since December 2025. Since November 2022, Mr. Dadoo González has executed several private equity transactions as independent sponsors, sourcing and structuring investments under the “AmperCap” platform name in Mexico. In December 2025, he co-founded AmperCap LLC and has been its Managing Partner since that time, through which the business operations of AmperCap were expanded to North America, with a focus on lower-middle-market investments in essential and consumer-oriented sectors. Mr. Dadoo González leads AmperCap’s principal investing efforts from New York. Since April 2020, Mr. Dadoo González has been a Partner and Co-Founding Member of SilverGreen, where he co-manages SilverGreen’s M&A practice. From June 2012 to March 2020, Mr. Dadoo González was a Director at Estructura Partners where he participated in several landmark transactions across multiple sectors, market brackets, and geographies, and executed over US$11 billion in aggregate transaction value. Mr. Dadoo González is also an experienced investor, and serves as a board member for several privately held companies and startups. Mr. Dadoo González serves as a Member of the Board of Trustees of the Westminster School (CT). He holds a B.S. in Industrial Engineering from Purdue University, and an MBA from the University of Oxford.

Luís Peña Kegel — Director

Luís Peña Kegel has served as our director since June 2026. Since April 2020, Mr. Peña Kegel has been a Senior Partner at SilverGreen, where he currently oversees several of the firm’s key relationships with multinational corporations, regional family businesses, and private equity firms. Since September 2025, he has served as a director of Fibra Next, a REIT listed on the Bolsa Mexicana de Valores (BMV: NEXT25.MX) in Mexico. He also currently sits on the board of several privately-held companies, investment funds, and Real Estate Investment Trusts (REITs). Mr. Peña Kegel led two of the six largest banks in Mexico, in charge of overseeing a diversified line of business that included retail banking, commercial and corporate banking, investment banking, brokerage, insurance, pension funds and other specialized services. From January 2016 to March 2021, Mr. Peña Kegel was the Vice Chairman of Global Banking and Markets for as HSBC in Latin America. In this role, he was responsible for the relationships with key clients in the region. He was actively involved in generating event-driven businesses, mainly debt and capital markets, equity offerings and mergers and acquisitions. Prior to this, he served as Chief Executive Officer of HSBC Mexico from May 2008 to December 2015. At HSBC Mexico, Mr. Peña Kegel reported directly to the group’s Chief Executive Officer and played an integral role in implementing technological improvements and developing new products and services locally, as part of an overarching transformational strategy of the world’s top ten banking groups by market capitalization. From March 2004 to April 2008, Mr. Peña Kegel was the Chief Executive Officer of Grupo Financiero Banorte SAB de CV (“Banorte,” BMV: GFNORTEO), currently the 6th largest publicly listed company in Mexico and largest Mexican-owned Bank. During his four-year tenure, he conducted a deep cost reduction exercise, a large balance sheet restructuring and also expanded Banorte’s international investor base. From 1983 to 2004, Mr. Peña Kegel worked for Citibanamex in different roles, including Head of Corporate and Commercial Banking, Treasurer for the Bank, and Director of Hispanic Markets for Citibank, based in New York from 2002 to 2004. In this role he was responsible for the initiatives linking the large US Hispanic population with their family members in Mexico through the combined synergies of Citibank in the US and Banamex in Mexico. Mr. Peña Kegel also served as Vice President of the Asociación de Bancos Mexicana, AC, (Mexican Banking Association or ABM) on three occasions (2005 – 2007, 2007 – 2009, and 2015 – 2017). Mr. Peña Kegel holds a B.A. in Industrial Engineering from Universidad Iberoamericana, where he was valedictorian, and an MBA from the Stanford Graduate School of Business in the U.S.

John Salemi — Director

John Salemi has served as our director since June 2026. Mr. Salemi is an experienced investor and advisor with a career spanning SPACs, structured credit, leveraged finance, and small-cap public markets. Since April 2025, Mr. Salemi has served as the Founder Member of Atsion. From July 2021 to March 2025, he served as a Director at Cohen & Company, a boutique investment bank and asset manager, where he concentrated on SPAC yield, optionality, and de-SPAC investment strategies. Earlier in his career, from May 2019 to July 2021, Mr. Salemi was an associate at Octagon Credit Investors, a corporate investment adviser, where he focused on fundamental high-yield credit. He began his professional career as an analyst at Morgan Stanley in the Leveraged Finance Group between June 2017 and May 2019. Mr. Salemi holds a B.A. in Economics from Williams College.

Alfredo Flores Ibarrola — Director

Alfredo Flores Ibarrola has served as our director since June 2026. Mr. Flores Ibarrola has over 27 years of experience in the financial services sector, having led major initiatives in consumer credit, insurance solutions, process digitization, advanced analytics, and user-centric operating models. Mr. Flores Ibarrola is a Partner and Chief Executive Officer of Grupo Consupago, a specialty consumer-focused financial group founded by the Chedraui family, which he has led since December 2011 in its strategic, technological, and operational transformation, bringing extensive experience in consumer finance, digitalization, and governance within regulated financial services environments. Through his executive leadership at a consumer-focused financial institution serving a broad demographic base, he has worked closely with companies across multiple industries, gaining exposure to diverse business models, operating structures, and growth dynamics across different geographies. His background as both an executive and an entrepreneur provides additional perspective on scaling platforms, modernizing operating models, and aligning long-term strategy with disciplined execution. Prior to joining Grupo Consupago, Mr. Flores Ibarrola built a track record as an entrepreneur, launching and steering high-growth ventures in the financial and real estate sectors. In addition to his role as Chief Executive Officer of Grupo Consupago, he is also a shareholder and board member of several financial services companies, including Grupo Consupago and its subsidiaries, BKAYA, S.A.P.I. de C.V. (Bankaya) and AP Servicios Financieros, S.A. de C.V. (Autopresta), which operate as traditional and Fintech Non-Bank Financial Institutions (NBFIs) focused on specialty consumer credit, including digital lending and auto-backed consumer financing. Mr. Flores Ibarrola holds a B.S. in Systems and Industrial Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey (ITESM) in Mexico, an MBA from the Instituto Panamericano de Alta Dirección de Empresas (IPADE) in Mexico.

Number and Terms of Office of Officers and Directors

We have five directors as of the date of this prospectus. The term of office of the directors will expire on the earlier of the completion window, the date of our first annual meeting of shareholders, and the closing of the initial business combination. We may not hold an annual meeting of shareholders until after we consummate our business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized, pursuant to our amended and restated memorandum and articles of association, to appoint persons to the offices as it deems appropriate on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the board may think fit, which would include one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent, subject to certain phase-in provisions. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Luís Peña Kegel, John Salemi and Alfredo Flores Ibarrola are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors has received any cash compensation for services rendered to us and no compensation was awarded to, earned by, or paid to our executive officers or directors. Prior to or in connection with the completion of our business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of customary finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our business combination, will be paid only from funds held outside the trust account. In addition, our officers, directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that are made to our initial shareholders or their affiliates.

After the completion of our business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Following a business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors.

Luís Peña Kegel, John Salemi and Alfredo Flores Ibarrola serve as members of our audit committee, with Mr. John Salemi serving as the chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Three meet the independent director standard under NASDAQ listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. John Salemi qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Luís Peña Kegel, John Salemi and Alfredo Flores Ibarrola serve as members of our compensation committee, with Mr. John Salemi serving as the chairman of the compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under NASDAQ listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-Chief Executive Officers’ compensation, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Co-Chief Executive Officers based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Certain members of our management team have fiduciary duties or are subject to contractual obligations or policies and procedures that require them to present business opportunities that may be appropriate for other special purpose acquisition companies to such special purpose acquisition company. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other (b) the presentation of which would breach an existing legal obligation of a director or an officer to any other entity.

Potential investors should also be aware of the following other potential conflicts of interest:

●	Members of our management team directly or indirectly own founder shares and, accordingly may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination.

●	The per share price that the members of management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the Company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

●	In the event we do not consummate a business combination within the completion window, the founder shares, the Share Rights, the private placement units, and their underlying securities will expire worthless, which could create an incentive for our officers and directors to complete any transaction, regardless of its ultimate value.

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.

●	Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our business combination. Additionally, they have agreed to waive their redemption rights with respect to any ordinary shares held by them if we fail to consummate our business combination within the completion window. If we do not complete our business combination within the completion window, the funds held in the trust account will be used to fund the redemption of only our public shares, and the private placement units and underlying securities will not be redeemed. The founder shares will not, subject to certain exceptions, be transferred, assigned, or sold until six months after the date of the consummation of the business combination, or earlier, if, subsequent to our business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Since members of our management may directly or indirectly own ordinary shares and Share Rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our business combination.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination.

●	Our initial shareholders may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our initial shareholders, officers, directors or their affiliates to finance transaction costs in connection with an intended business combination. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the private placement units sold in the private placement.

●	We will reimburse our sponsor or an affiliate thereof in an amount up to $5,000 per month for office space and administrative support made available to us, as described elsewhere in this prospectus.

●	Upon consummation of this offering, we will repay up to $300,000 in loans made to us by our sponsor to cover a portion of the expenses of this offering. Additionally, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination. As a result, there may be actual or potential material conflicts of interest between members of our management team, our sponsor and its affiliates on one hand, and purchasers in this offering on the other.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of Cayman Islands are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to our company and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Alberto Gutiérrez Pier	SilverGreen	Investment bank based in Mexico City	Partner and Founding Member
	AmperCap	Independent sponsor private equity firm based in New York	Managing Partner
Harish Dadoo González	SilverGreen	Investment bank based in Mexico City	Partner and Founding Member
	AmperCap	Independent sponsor private equity firm based in New York	Managing Partner
Luís Peña Kegel	SilverGreen	Investment bank based in Mexico City	Senior Partner
John Salemi	Atsion	Investment firm based in New York	Founding Member
Alfredo Flores Ibarrola	Grupo Consupago	Specialty consumer-focused financial group	Partner and Chief Executive Officer

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances, what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. If any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he has then current fiduciary or contractual obligations, he may be required to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

We are not prohibited from pursuing a business combination with a business combination target that is affiliated with our initial shareholders, officers or directors. Our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that in such a circumstance we would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the consideration to be paid by us in our initial business combination is fair to our company from a financial point of view. We are not otherwise required to obtain such an opinion, so long as our board of directors believes that our directors have the financial skills and background to conclude that is business combination is fair from a financial perspective.

In the event that we submit our business combination to our shareholders for a vote, our initial shareholders and third-party investors have agreed to vote any founder shares and private shares held by them and in the case of our initial shareholders and third-party investors introduced by our sponsor, any public shares held by them, subject to certain exceptions, in favor of our business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate a business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that 660,870 forfeiture shares have been forfeited as a result thereof, that our sponsor, third-party investors, and EBC and its designees purchased an aggregate of 512,500 private placement units and that there are 12,500,000 public shares issued and outstanding after this offering.

	Before Offering(2)			After Offering
	Number of		Approximate Percentage of	Number of		Approximate Percentage of
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Outstanding Ordinary Shares	Shares Beneficially Owned		Outstanding Ordinary Shares(8)
AmperSPAC LLC(3)	4,791,667	(3)	94.6%	3,266,667	(4)	18.8%
Alberto Gutiérrez Pier(3)	4,791,667	(3)	94.6%	3,266,667	(4)	18.8%
Harish Dadoo González(3)	4,791,667	(3)	94.6%	3,266,667	(4)	18.8%
Luís Peña Kegel(5)	-		-	-		-
John Salemi(5)	-		-	-		-
Alfredo Flores Ibarrola(5)	-		-	-		-
All executive officers and directors as a group (five individuals)	4,791,667		94.6%	3,266,667		18.8%
EarlyBirdCapital, Inc.(6)	275,000		5.4%	376,630	(7)	2.2%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Harish Dadoo González, AmperCap Acquisition Company, 12 East 49th Street, 18th Floor, New York, NY 10017.

(2)	Includes up to 660,870 forfeiture shares that will be surrendered for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised.

(3)	AmperSPAC LLC is the record holder of the shares reported herein. Mr. Dadoo González, our Co-Chief Executive Officer, Chief Financial Officer and director, and Mr. Gutiérrez Pier, our Co-Chief Executive Officer, Chairman and director, are the managing members of our sponsor, and share the voting and investment discretion with respect to the ordinary shares held of record by our sponsor. Mr. Dadoo González and Mr. Gutiérrez Pier disclaim any beneficial ownership of any shares held by our sponsor except to the extent of their respective pecuniary interests therein, directly or indirectly.

(4)	Consists of 3,019,167 founder shares and 247,500 private shares to be purchased by our sponsor.

(5)	Does not include indirect interests in our ordinary shares as a member of our sponsor, AmperSPAC LLC.

(6)	The address of EBC is 366 Madison Avenue, 8th Floor, New York, NY 10017. David Nussbaum and Steven Levine share voting and dispositive power over the shares held by EBC.

(7)	Consists of 239,130 EBC founder shares and 137,500 private shares to be purchased by EBC and/or its designees.

(8)	Based on 17,418,297 ordinary shares issued and outstanding after the offering assuming no exercise of the underwriters’ over-allotment option.

Immediately after this offering, the holders of founder shares (including our sponsor and third-party investors) will beneficially own 25% of the then-issued and outstanding ordinary shares (excluding the private shares, the EBC founder shares, and assuming they do not purchase any public units in this offering). Because of this ownership block, our initial shareholders and the third-party investors may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including approval of our business combination.

Our initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed business combination and (C) to not participate in any liquidation distribution with respect to their founder shares or private shares (but will participate in liquidation distributions with respect to any units or ordinary shares purchased by them in this offering or in the open market after this offering) if we fail to consummate a business combination within the required time period.

Our sponsor and its controlling individuals and our executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares, EBC founder shares, and Private placement units

Our initial shareholders and the third-party investors have agreed not to transfer, assign or sell any of their founder shares or any ordinary shares issuable upon conversion of the founder shares until the earlier to occur of (i) six months after the date of the consummation of our business combination, or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, except (a) to our sponsor, officers, directors, any affiliates or family members of any of our sponsor, officers or directors or any members of our initial shareholders or third-party investors, or any affiliate of our initial shareholders or and third-party investors; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsor upon their dissolution; or (g) to us for no value for cancellation in connection with the consummation of our business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements unless we otherwise consent to a transfer without a continuation of such restrictions. Notwithstanding the foregoing, the foregoing shall not apply to any units purchased or sold in this offering by an insider who acts as an underwriter in this offering. The EBC founder shares will not be transferred, assigned or sold (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until consummation of a business combination.

Our sponsor, third-party investors, and EBC have agreed that they and/or their designees will purchase from us an aggregate of 512,500 private placement units (247,500 private placement units to be purchased by our sponsor, 127,500 private placement units to be purchased by the third-party investors, and 137,500 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit for a total purchase price of $5,125,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 56,250 private placement units (35,625 private placement units to be purchased by our sponsor and 20,625 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The private placement units are identical to the units sold in this offering, subject to limited exceptions. Our sponsor and EBC have agreed not to transfer, assign or sell any of the private placement units or underlying securities (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the completion of our business combination.

Registration Rights

Our sponsor, officers and directors, third-party investors, and EBC will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Additionally, we have agreed with the third-party investors to use our commercially reasonable efforts to file (or cause any successor entity to file) a registration statement covering the resale of the founder shares to be held by them within 60 business days following the consummation of our initial business combination; provided that such obligation shall be deemed satisfied if such founder shares to be held by them are included in any registration statement on Form S-4 or F-4 filed by us (or any successor) in connection with the registration of securities issued in the initial business combination.

In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC and Clear Street are limited to demand and “piggyback” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EBC and Clear Street may only exercise its demand rights on one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 6, 2026, we issued an aggregate 4,791,667 founder shares (up to 625,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised) to our sponsor for an aggregate purchase price of $25,000.

The number of founder shares issued was determined based on the expectation that such shares would represent 25% of the outstanding shares upon completion of this offering (excluding the private shares and EBC founder shares, and assuming our initial shareholders and third-party investors do not purchase any units in this offering).

In addition, our sponsor, third-party investors, and EBC have agreed that they and/or their designees will purchase from us an aggregate of 512,500 private placement units (247,500 private placement units to be purchased by our sponsor, 127,500 private placement units to be purchased by the third-party investors, and 137,500 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit for a total purchase price of $5,125,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 56,250 private placement units (35,625 private placement units to be purchased by our sponsor, and 20,625 private placement units to be purchased by EBC and/or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The private placement units are identical to the units sold in this offering, subject to limited exceptions. Subject to the third-party investors purchasing 127,500 private placement units (regardless of whether the underwriters’ over-allotment option is exercised) from us, our sponsor intends to transfer an aggregate of 1,147,500 founder shares to such third-party investors at the closing of this offering, for an aggregate consideration of approximately $5,987, or approximately $0.005 per share. The private placement units are identical to the units sold in this offering, subject to limited exceptions. As such, EBC’s interest in this transaction is valued at between $1,375,000 and $1,581,250, depending on the number of private placement units purchased.  Each private unit consists of one ordinary share and one right to receive one tenth (1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. The private placement units will be identical to the units sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private placement units (including their component securities) (i) may not (including the ordinary shares issuable upon conversion of the underlying rights), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination and (ii) will be entitled to registration rights.

Our sponsor has agreed to loan us an aggregate of up to $300,000 to be used for a portion of the expenses of this offering. These loans will be non-interest bearing, unsecured and will be due at the earlier of June 30, 2026, the closing of this offering or our determination not to proceed with this offering. As of March 31, 2026, there were borrowings of $97,345 outstanding under the promissory notes. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

Sponsor has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our business combination or the liquidation of the trust account, it (or an affiliate thereof) will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay up to $5,000 per month for these services. We believe, based on rents and fees for similar services, that these fees are at least as favorable as we could have obtained from an unaffiliated person.

We will pay customary transfer agent, rights agent, trustee, and escrow agent fees paid to Continental Stock Transfer & Trust Company, the president of which is an investor in a member of our sponsor.

We will also pay to Clear Street, who will be receiving 180,000 founder shares in connection with its purchase of 20,000 private placement units, underwriting discounts and commissions for serving as an underwriter in this offering.

Prior to or in connection with the completion of our business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of customary finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our business combination, will be paid only from funds held outside the trust account.

As of March 31, 2026, the total amount due to a related party, representing advances or loans from an affiliate of an officer of our Company, was $45,397. The advances or loans were unsecured, interest free and due on demand.

In addition, in order to finance transaction costs in connection with an intended business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete a business combination, we would repay such loaned amounts. In the event that the business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the private placement units sold in the private placement. Except as set forth above, the terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial shareholders, officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. However, the amount of such compensation may not be known at the time of the general meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

We will enter into a registration rights agreement with respect to the founder shares, EBC founder shares, private placement units, working capital units (if any) and their underlying securities, which is described under the section of this prospectus entitled “Description of Securities — Registration Rights.”

Our initial shareholders, existing officers, directors or any of their respective affiliates will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we will adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we adopted prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we will adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we will not to consummate any business combination with a target business that is affiliated with any of our initial shareholders, officers or directors, unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the consideration to be paid by us in our business combination is fair to our company from a financial point of view.

We are not prohibited from paying any fees (including consulting or advisory fees), reimbursements or cash payments to our initial shareholders or their affiliates, for services rendered to us prior to or in connection with the completion of our business combination, including the following payments, all of which, if made prior to the completion of our business combination, will be paid from funds held outside the trust account or from funds held outside the trust account:

●	Repayment of an aggregate of up to $300,000 in loans made to us by our sponsor.

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination.

●	Payment of customary consulting, success or finder fees in connection with the consummation of our business combination.

●	Repayment of non-interest bearing loans which may be made by our initial shareholders or their affiliates to finance transaction or other costs in connection with an intended business combination. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. The working capital units would be identical to the private placement units sold in the private placement. Other than as described above, no terms have been determined with respect to such loans and no written agreements have been entered into with respect to any such loans.

●	Payment to Sponsor or an affiliate thereof of up to $5,000 per month for office space, secretarial and administrative services.

●	Payment to Clear Street of its underwriting discounts and commissions for serving as an underwriter in this offering.

Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates.

DESCRIPTION OF SECURITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 500,000,000 ordinary shares, $0.0001 par value each, and 5,000,000 preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units Sold in this Offering

Each unit has an offering price of $10.00 and consists of one ordinary share and one Share Right to receive one tenth (1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail below. We will not issue fractional shares. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 10 in order to receive shares for all of your Share Rights upon closing of a business combination. The ordinary shares and Share Rights comprising the units are expected to begin separate trading on the 90th day following the date of this prospectus unless EBC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and Share Rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and Share Rights. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination. In no event will the ordinary shares and Share Rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option.

Private Placement Units Sold in the Private Placement

With certain limited exceptions, the private placement units are not transferable, assignable or saleable until the completion of our business combination. The holders of the private placement units have also been granted certain registration rights as described elsewhere in this prospectus. Otherwise, the private placement units have terms and provisions that are identical to the units sold in this offering. The price of the private placement units was determined in negotiations between the purchasers and the underwriters for this offering, with reference to the prices paid by purchasers for similar private placement units in other special purpose acquisition companies which have consummated their initial public offerings.

Ordinary Shares

Upon the closing of this offering, 17,418,297 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 660,870 forfeiture shares), consisting of:

●	12,500,000 ordinary shares underlying the public units;

●	512,500 ordinary shares underlying the private placement units;

●	3,019,167 founder shares held by our initial shareholders;

●	1,147,500 founder shares held by third-party investors; and

●	239,130 EBC founder shares held by EBC and its designees.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a simple majority of such holders of our issued and outstanding ordinary shares, as entitled to do so, vote in person or by proxy, at a general meeting of the Company is required to approve any such matter voted on by our shareholders. Approval of certain actions, will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association, such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. A special resolution is a resolution passed by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time), of such shareholder as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, noting that our amended and restated articles of association will require that a resolution put to the vote of a meeting shall be decided on a poll and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled, or a resolution approved in writing by all of the shareholders entitled to vote at a general meeting of the Company (or such lower threshold as may be allowed under the Companies Act from time to time). There is no cumulative voting with respect to the election of directors. The holders of more than 50% of the issued and outstanding shares of the company who, vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company, for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our business combination.

In accordance with NASDAQ corporate governance requirements, we are required to hold an annual meeting no later than one year after our first fiscal year end following our listing on NASDAQ. There is no requirement under the Companies Act for us to hold annual general meetings or general meetings to elect directors. We may not hold an annual meeting of shareholders prior to the consummation of our business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our business combination including interest earned on the funds held in the trust account (which interest shall be net of taxes payable on the income earned on the Trust Account), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. Our initial shareholders and third-party investors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination. If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our business combination only if a simple majority of the holders of the issued and outstanding ordinary shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company in favor of the business combination. A quorum for such meeting will be present if the holders present in person or by proxy of issued and outstanding shares of the company representing one-third of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. Due to the initial shareholders’ and third-party investors’ ownership of the founder shares and private shares, our business combination may be approved even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We will give at least 20 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders and third-party investors, may make it more likely that we will consummate our business combination.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold their Excess Shares and, in order to dispose such shares, would be required to sell their share in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our business combination, our initial shareholders and third-party investors have agreed to vote their founder shares and private shares as well as any public shares purchased in or after this offering in favor of our business combination. As a result, in addition to our initial shareholders’ and third-party investors’ founder shares, we would need (i) the holders of 4,167,483 or 33.3% of the 12,500,000 public shares sold in this offering to vote in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, but excluding any holders of EBC founder shares or EBC private shares, since the holders are not required to vote in favor of such transaction, and the over-allotment option is not exercised), or (ii) none of the holders of the 12,500,000 public shares sold in this offering, to vote in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised). Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (which interest shall be net of taxes payable on the income earned on the Trust Account and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders and third-party investors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering.

If our initial shareholders and third-party investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the completion window.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of share, if any, having preference over the ordinary shares. Our shareholders have no pre-emptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our business combination, subject to the limitations described herein.

Founder Shares, EBC founder shares and Private placement units

The founder shares, EBC founder shares and private shares underlying the private placement units are identical to the ordinary shares included in the public units, and holders of founder shares, EBC founder shares and private shares have the same shareholder rights as public shareholders, except that (i) the founder shares, EBC founder shares and private shares are subject to certain transfer restrictions, as described in more detail below; (ii) our initial shareholders, third-party investors, and EBC have agreed (A) to waive their redemption rights with respect to any founder shares, EBC founder shares and private shares in connection with the completion of our business combination, (B) to waive their redemption rights with respect to their founder shares, EBC founder shares and private shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (b) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares, EBC founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering; and (iii) the founder shares, EBC founder shares and private shares are entitled to registration rights. If we submit our business combination to our public shareholders for a vote, our initial shareholders and the third-party investors have agreed (and their permitted transferees will agree) to vote any founder shares, private shares and any public shares purchased by them in or after this offering (including in open market and privately-negotiated transactions), subject to certain exceptions, in favor of our business combination.

The founder shares will not be transferred, assigned, or sold until six months after the date of the consummation of our business combination, or earlier, if, subsequent to our business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property, except in each case (a) to our sponsor, officers or directors, any affiliates or family members of any of our sponsor, officers or directors, any members of our initial shareholders and third-party investors, or any affiliate of our initial shareholders and third-party investors; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the memorandum and articles of association of our sponsor upon dissolution of our sponsor; or (g) to us for no value for cancellation in connection with the consummation of our business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements unless we otherwise consent to a transfer without a continuation of such restrictions. The EBC founder shares will not be transferred, assigned or sold (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until consummation of a business combination.

The private placement units (including the underlying securities) are identical to the units (including the underlying securities) sold in this offering, subject to limited exceptions. Our sponsor, third-party investors, and EBC have agreed not to transfer, assign or sell any of the private placement units or underlying securities (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the completion of our business combination.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member (which shall distinguish each share by its number (so long as the share has a number); confirm the amount paid or agreed to be considered as paid on the shares of each member, confirm the number and category of shares held by each member and the voting rights of such shares (and whether such voting rights are conditional);

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a person who has agreed to become a member and who is registered in the register of members will be deemed as a matter of Cayman Islands law to be a member. Furthermore, under the Companies Act, the registration of any person in the register of members as holder of any shares is prima facie evidence of such person having legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us.

Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association provides that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations, and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Share Rights

Except in cases where we are not the surviving company in a business combination, each holder of an Share Right will automatically receive one tenth (1/10) of one ordinary share upon consummation of our initial business combination, even if the holder of an Share Right redeemed all ordinary shares held by it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one tenth (1/0) of one ordinary share underlying each Share Right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of Share Rights in order to receive its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the Share Rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of Share Rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted-into ordinary share basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 10 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of Share Rights will not receive any of such funds with respect to their Share Rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such Share Rights, and the Share Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Share Rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the Share Rights. Accordingly, the Share Rights may expire worthless.

Our Share Right agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Share Right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We have waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Share Right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Share Rights shall be deemed to have notice of and to have consented to the forum provisions in our Share Right agreement. If any action, the subject matter of which is within the scope the forum provisions of the Share Right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such Share Right holder in any such enforcement action by service upon such Share Right holder’s counsel in the foreign action as agent for such Share Right holder. This choice-of-forum provision may limit a Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Share Right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors See “Risk Factors — Our Share Right agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Share Rights, which could limit the ability of Share Right holders to obtain a favorable judicial forum for disputes with our company.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time.

Our Transfer Agent and Share Rights Agent

The transfer agent for our ordinary shares and Share Rights agent for our Share Rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and Share Rights agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together representing at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in clause (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (c) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenting shareholders holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion, or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Ogier (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Ogier (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature.

In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, be impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no nominal or par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance); and

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contains certain requirements and restrictions relating to this offering that apply to us until the completion of our business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, vote (whether in person or by proxy) at a general meeting of the Company for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of a company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). Other than in certain exception as described below, our amended and restated memorandum and articles of association provides that special resolutions must be passed either by a majority of at least two-thirds of our shareholders who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting of the Company for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), noting that our amended and restated articles of association will require that a resolution put to the vote of a meeting shall be decided on a poll and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled, or has been approved by a unanimous written resolution of all of our shareholders in accordance with the Companies Act. The holders of the founder shares who will beneficially own approximately 25% of our ordinary shares upon the closing of this offering (excluding the private shares and EBC founder shares, and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

●	If we are unable to complete our business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (which interest shall be net of taxes payable on the income earned on the Trust Account and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve; subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	Prior to our business combination, we may not issue additional securities that would entitle the holders thereof to: (i) receive funds from the trust account; or (ii) vote on any business combination;

●	Although we do not intend to enter into a business combination with a target business that is affiliated with our initial shareholders, our directors or our officers, we are not prohibited from doing so. In such a circumstance our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the consideration to be paid by us in our initial business combination is fair to our company from a financial point of view;

●	If a shareholder vote on our business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about our business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;

●	So long as we obtain and maintain listing for our securities on NASDAQ, our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of our assets held in the trust account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the business combination;

●	If our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares; and

●	We will not complete our business combination solely with another blank check company or a similar company with nominal operations.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s outstanding ordinary shares who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required two-thirds majority is obtained, by way of a special resolution, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance — Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct, is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering, or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that, through your investment in the company, you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject, (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer, or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who This Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How The Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of our rights and obligations under any purchase agreements;

●	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

●	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights, including the right to:

●	be informed about the purposes for which your personal data are processed;

●	access your personal data;

●	restrict the processing of your personal data;

●	have incomplete or inaccurate personal data corrected;

●	ask us to stop processing your personal data;

●	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);

●	complain to the Data Protection Ombudsman; and

●	require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Economic Substance

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”)

As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which we need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that we will not be engaging in any “relevant activities” and will therefore not be required need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. However, as it is a relatively new regime, it is anticipated that the Substance Act may evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 17,418,297 (or 20,010,417 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 12,500,000 shares (or 14,375,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 4,405,797 founder shares and EBC founder shares (or 5,066,667 founder shares and EBC founder shares if the underwriters’ over-allotment option is exercised in full) and all of the 512,500 private placement units (or 568,750 private placement units if the underwriters’ over- allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The founder shares, EBC founder shares and private placement units are subject to transfer restrictions as set forth elsewhere in this prospectus. The founder shares, EBC founder shares, private placement units, working capital units (if any) and their underlying securities will be subject to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or Share Rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or Share Rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding, which will equal 174,183 shares immediately after this offering (or 200,104 if the underwriters exercise their over-allotment option in full); or

●	the average weekly reported trading volume of ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement units including underlying securities, as applicable, pursuant to Rule 144 without registration one year after we have completed our business combination.

Registration Rights

Our sponsor, officers and directors, third-party investors, EBC founder shares, private placement units, working capital units (if any) and their underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC and Clear Street are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EBC and Clear Street may only exercise its demand rights on one occasion.

We have agreed with the third-party investors to use our commercially reasonable efforts to file (or cause any successor entity to file) a registration statement covering the resale of the founder shares to be held by them within 60 business days following the consummation of our initial business combination; provided that such obligation shall be deemed satisfied if such founder shares to be held by them are included in any registration statement on Form S-4 or F-4 filed by us (or any successor) in connection with the registration of securities issued in the initial business combination.

Listing of Securities

Our units have been approved for listing on NASDAQ under the symbol “APMCU.” Following the date our ordinary shares and Share Rights are eligible to trade separately, we anticipate that our ordinary shares and Share Rights will be separately listed in the NASDAQ under the symbols “APMC” and “APMCR,” respectively.

TAXATION

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our units, each consisting of one ordinary share and one right to receive one tenth (1/10) of one ordinary share upon the consummation of an initial business combination, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and Share Rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of the Share Rights, the units or the ordinary shares. An instrument of transfer in respect of a Share Right, a unit or an ordinary share is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Cayman Islands government, in accordance with the Tax Concessions Act (Revised) of the Cayman Islands (“Tax Concessions Act”), in a form substantially similar to the following on December 10, 2025:

“The Tax Concessions Act
(Revised)
Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised), the following undertaking is hereby given to the Company:

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 30 years from December 10, 2025.”

United States Federal Income Tax Considerations

General

The following discussion summarizes the material United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one Share Right) that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying ordinary share and one Share Right components of the unit. As a result, the discussion below with respect to actual holders of ordinary shares and Share Rights also should apply to holders of units (as the deemed owners of the underlying ordinary shares and Share Rights that constitute the units).

This discussion is limited to the material United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares and Share Rights will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion does not address the United States federal income tax consequences to our founders, sponsors, officers or directors, or to holders of our founder shares or private placement units. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with the performance of services;

●	persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

●	persons that are subject to the “applicable financial statement” accounting rules under Section 451 of the Code;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

●	passive foreign investment companies; and

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (“IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner, member or beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner, member or other beneficial owner level. Partners, members or other beneficial owners of a partnership or other pass-through entity holding our securities are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one ordinary share and one Share Right, and we intend to treat the acquisition of a unit in such manner. By purchasing a unit, you agree to adopt such treatment for United States federal income tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the one Share Right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and the one Share Right should be the holder’s initial tax basis in such share and Share Right. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the ordinary share and one Share Right comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and one Share Right based on their respective fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the ordinary share and the one Share Right comprising a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatments of the units, ordinary shares and Share Rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocation of purchase price of a unit as described above will be respected for United States federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, ordinary shares or Share Rights who or that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for United States tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to United States federal income tax regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person (as defined in the Code).

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Share Rights” below). In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for United States federal income tax purposes.

Dividends paid by us out of our current or accumulated earnings and profits as described above generally will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be treated as “qualified dividend income” and taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Share Rights” below) only if (i) our ordinary shares are readily tradable on an established securities market in the United States, (ii) we are not a PFIC in the taxable year in which the dividend was paid or in the previous year, and (iii) certain other requirements, including holding period requirements, are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Share Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or Share Rights (including a redemption of our ordinary shares (as described below) or Share Rights that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or Share Rights exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. If the running of the holding period for the ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or Share Rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or Share Rights based upon the then relative fair market values of the ordinary shares and Share Rights comprising the units determined by the allocation principles described above under “— Allocation of Purchase Price and Characterization of a Unit”) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or Share Rights so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or Share Rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to one ordinary share or one Share Right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of one ordinary share, by any prior distributions (including deemed distributions) treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (such open market purchase of ordinary shares by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Share Rights” above. If the redemption does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder per the constructive ownership rules described in the following paragraph, including as a result of owning Share Rights) relative to all of our shares outstanding both before and after such redemption. A redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which generally would include ordinary shares which could be acquired by such U.S. Holder pursuant to the Share Rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, it is possible that the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our Share Rights). The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption of any ordinary shares will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Share Rights or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own five percent (or if our ordinary shares are not then publicly traded, U.S. Holders who actually or constructively own one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Acquisition of Ordinary Shares Pursuant to Share Rights

The treatment of the Share Rights to acquire ordinary shares is uncertain. The Share Right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to an option with no exercise price), and thus the holder of the Share Right would not be viewed as owning the ordinary shares issuable pursuant to the Share Rights until such ordinary shares are actually issued. There may be other alternative characterizations of the Share Rights that the IRS may successfully assert, including that the Share Rights are treated as equity in our company at the time the Share Rights are issued.

The tax consequences of an acquisition of our ordinary shares pursuant to Share Rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to Share Rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income. Cash is generally a passive asset for these purposes.

Because we are a blank check company, with no current active operating business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year in which the corporation has gross income (the “startup year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year (within the meaning of the startup exception). After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps not until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held (or was deemed to hold) ordinary shares or Share Rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or Share Rights and, in the case of our ordinary shares, the U.S. Holder did not make either a timely mark-to-market election, a qualified electing fund (“QEF”) election (as discussed below) for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a QEF election together with a purging election, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or Share Rights (which may include gain realized by reason of transfers of ordinary shares or Share Rights that would otherwise qualify as non-recognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the ordinary shares that preceded the taxable year of the distribution) (together the “excess distribution rules”).

Under these excess distribution rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or Share Rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the portion of the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to each other taxable year (or portion thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for that year; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above in respect to our ordinary shares (but, under current law, not the Share Rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to Share Rights.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and Share Rights should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and Share Rights under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include our units, ordinary shares and Share Rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the specified foreign financial asset and other reporting obligations and their application to an investment in our units, ordinary shares and Share Rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or Share Rights (other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes) that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, ordinary shares or Share Rights. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our securities.

The characterization for United States federal income tax purposes of distributions of cash or other property on a Non-U.S. Holder’s ordinary shares generally will correspond to the United States federal income tax characterization of such distributions of a U.S. Holder’s ordinary shares, as described under “— U.S. Holders — Taxation of Distributions” above.

Dividends paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States) as discussed below. In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or Share Rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States) as discussed below.

Dividends and gains that are “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for United States federal income tax purposes of the redemption of the Non-U.S. Holder’s ordinary shares generally will correspond to the United States federal income tax treatment of such a redemption of a U.S. Holder’s ordinary shares or Share Rights, as described under “— U.S. Holders — Redemption of Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “— Non-U.S. Holders” based on such characterization.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange, redemption or other taxable disposition of our ordinary shares or Share Rights may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our ordinary shares and Share Rights, including the tax consequences under U.S. federal, state and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for whom EBC is acting as representative, the following respective numbers of units:

Underwriter	Number of Units
EarlyBirdCapital, Inc.	11,250,000
Clear Street LLC	1,250,000
Total	12,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in a business combination or otherwise solicit holders of our securities or any target business in a business combination to approve the business combination.

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 1,875,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $0.025 per unit. The underwriters and the selling group members may allow a discount of $0.01 per unit on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

The following table shows the underwriting discount and commissions to be paid by us to the underwriters. This information assumes either no exercise or full exercise by the underwriters of their over- allotment option.

	Payable by AmperCap Acquisition Company
	No Exercise	Full Exercise
Per Unit	$0.20	$0.20
Total	$2,500,000	$2,875,000

Represents $0.20 per unit, or $2,500,000 in the aggregate (or up to $2,875,000 if the overallotment option is exercised in full), payable to EBC upon the closing of this offering.

We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $700,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual, all of which are included in the total estimated expenses of $700,000. The underwriters have agreed to reimburse us for up to $125,000 of expenses and fees in connection with this offering.

No discounts or commissions will be paid on the sale of the private placement units.

The representative has informed us that the underwriters do not intend to make sales to discretionary accounts.

Our units have been approved for listing on NASDAQ under the symbol “APMCU,” and, once the ordinary shares and Share Rights begin separate trading, they will be listed on the NASDAQ under the symbols “APMC” and “APMCR,” respectively.

There is currently no public market for our securities. The initial public offering price for the units was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or Share Rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or Share Rights will develop and continue after this offering.

On January 6, 2026, we issued an aggregate of 275,000 ordinary shares to EBC (up to 35,870 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). The EBC founder shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days from the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

EBC has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to its EBC founder shares and private shares in connection with the completion of our business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our business combination within 21 months from the closing of this offering.

We have granted the holders of the EBC founder shares the registration rights as described under the section “Description of Securities — Registration Rights.” Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the 5-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part.

EBC has committed that it and/or its designees will purchase from us 137,500 private placement units (or 158,125 private placement units if the underwriters’ over-allotment option is exercised in full) for a total purchase price of $1,375,000 (or $1,581,250). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. EBC has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private placement units (up to 20,625 private placement units at $10.00 per private unit) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. Private placement units are identical to units sold in this offering, subject to limited exceptions. The private placement units and the underlying securities are deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Additionally, the private placement units and underlying securities purchased by EBC may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. EBC has agreed that the private placement units and underlying securities it purchases will not be sold or transferred by it (except to certain permitted transferees) until we have completed a business combination. We have granted the holders of private placement units (and underlying securities), including EBC, the registration rights as described under the section “Description of Securities — Registration Rights.” In compliance with FINRA Rule 5110(g)(8), the registration rights granted to EBC are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the private placement units (and underlying securities) and the demand rights may only be exercised on one occasion.

Clear Street has also committed to purchase from us 20,000 private placement units for a total purchase price of $200,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. In consideration of this purchase, Clear Street will be transferred an aggregate of 180,000 founder shares by our sponsor upon consummation of this offering. The founder shares and private placement units and the underlying securities are deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Additionally, the founder shares and private placement units and underlying securities purchased by Clear Street may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. Clear Street has agreed that the private placement units and underlying securities it purchases will not be sold or transferred by it (except to certain permitted transferees) until we have completed a business combination. We have granted the holders of private placement units (and underlying securities), including Clear Street, the registration rights as described under the section “Description of Securities — Registration Rights.” In compliance with FINRA Rule 5110(g)(8), the registration rights granted to Clear Street are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the private placement units (and underlying securities) and the demand rights may only be exercised on one occasion.

Pursuant to a Business Combination Marketing Agreement, we have engaged EBC as an advisor in connection with our initial business combination to assist us in holding meetings with our shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EBC a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of this offering, of which 1.0% shall be payable pro rata based on the amount remaining in our trust account following consummation of our initial business combination plus any funds raised by us in private placements up until the consummation of a business combination.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.

●	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

●	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

●	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

●	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

●	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units.

They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over- the-counter market or otherwise. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Other Terms

We have granted EBC a right of first refusal under certain circumstances for a period commencing from the consummation of this offering until the earlier of the consummation of our business combination and the liquidation of the trust account in the event that we fail to consummate our business combination within the prescribed time period (but in no event longer than three years from the commencement of sales of this offering or the termination date of the engagement letter between us and EBC) to act as book running manager, placement agent and/or arranger for all equity-linked financings relating to or in connection with a business combination.

Subject to certain conditions, we have granted EBC, for a period commencing from the consummation of this offering until 12 months after the date of the consummation of our business combination (but in no event longer than three years from the commencement of sales of this offering or the termination date of the engagement letter between us and EBC), a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by our Company or any of our officers and directors for the purpose of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the public offering.

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 60 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

A majority of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monètaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $10.00 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to the units and the Share Rights. Ogier (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Graubard Miller is acting as counsel to the underwriters.

EXPERTS

The financial statements of AmperCap Acquisition Company as of December 31, 2025, and for the period from December 5, 2025 (inception) through December 31, 2025, appearing in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph related to substantial doubt about the ability of AmperCap Acquisition Company to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

AMPERCAP ACQUISITION COMPANY

AMPERCAP ACQUISITION COMPANY

BALANCE SHEETS

	March 31, 2026	December 31, 2025
ASSETS	(Unaudited)
Current assets:
Prepaid expenses	$8,000	$21,232
Total current assets:	8,000	21,232
Deferred offering costs	302,116	85,000
TOTAL ASSETS	$310,116	$106,232

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts Payable	$18,928	$—
Accrued offering costs	189,088	35,000
Promissory note - related party	97,345	—
Due to Sponsor	—	60,947
Due to related parties	45,397	25,000
Total Liabilities	350,758	120,947

Commitments and Contingencies (Note 7)

Shareholders’ Deficit		—
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 5,066,667 and 1 share issued and outstanding as of March 31, 2026 and December 31, 2025(1)	507	—
Additional paid-in capital	25,928	—
Accumulated deficit	(67,077)	(14,715)
Total Shareholders’ Deficit	(40,642)	(14,715)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$310,116	$106,232

(1)	Includes 660,870 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (Note 6).

The accompanying notes are an integral part of the unaudited financial statements.

AMPERCAP ACQUISITION COMPANY

STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2026
(Unaudited)
Formation and operating costs	$52,362
Net loss	$(52,362)

Weighted average shares outstanding, basic and diluted (1)	4,405,797
Basic and diluted net loss per ordinary share	$(0.01)

(1)	Excludes 660,870 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (Note 6).

The accompanying notes are an integral part of the unaudited financial statements.

AMPERCAP ACQUISITION COMPANY

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2026	1	$—	$—	$(14,715)	$(14,715)
Issuance of Founder Shares (1)	4,791,666	479	24,521	—	25,000
Issuance of EBC Founder Shares	275,000	28	1,407	—	1,435
Net loss	—	—	—	(52,362)	(52,362)
Balance at March 31, 2026	5,066,667	$507	$25,928	$(67,077)	$(40,642)

(1)	Includes 660,870 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (Note 6).

The accompanying notes are an integral part of the unaudited financial statements.

AMPERCAP ACQUISITION COMPANY

STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2026
(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(52,362)
Changes in operating assets and liabilities:
Prepaid expenses	13,232
Accounts payable	18,928
Due to Sponsor	—
Net cash used in operating activities	(20,202)

Cash Flows from Financing Activities:
Payment of operating expenses via related party	20,202
Proceeds from promissory note – related party	1,435
Offering costs paid through promissory note – related party	(1,435)
Proceeds from related party for payment of offering costs	195
Offering costs paid by related party	(195)
Net cash provided by operating activities	20,202

Net Change in Cash	—
Cash - Beginning of period	—
Cash - End of period	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in promissory note - related party	$62,833
Sponsor loan repaid upon issuance of Founder Shares	$25,000
Deferred offering costs included in accrued offering costs	$154,088
Reclass of payments due to sponsor to promissory note - related party	$34,512

The accompanying notes are an integral part of the unaudited financial statements.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

AmperCap Acquisition Company (the “Company”) is a blank check company incorporated in the Cayman Islands on December 5, 2025. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2026, the Company had not commenced any operations. All activity for the period from December 5, 2025 (inception) through March 31, 2026 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Offering of 12,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 14,375,000 Units if the underwriter’s over-allotment option is exercised in full) and the sale of 512,500 units (or 568,750 units if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, in a private placement to AmperSPAC LLC (the “Sponsor”), EarlyBirdCapital, Inc. (the “Underwriter” or “EBC”), and certain third-party investors that will close simultaneously with the Proposed Offering. Of those 512,500 Private Placement Units, the Sponsor has agreed to purchase 247,500 Private Placement Units (or up to 283,125 private placement units if the underwriters’ over-allotment option is exercised in full), EBC has agreed to purchase 137,500 Private Placement Units (or up to 158,125 Private Placement Units if the underwriters’ over-allotment option is exercised in full), and third-party investors have agree to purchase 127,500 Private Placement Units (regardless if the Underwriter’s over-allotment option is exercised).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Proposed Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s share rights. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 9) and any Public Shares purchased during or after the Proposed Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive redemption rights with respect to any Founder Shares (as defined in Note 9) held and any Public Shares they may acquire during or after the Proposed Offering in connection with the completion of Business Combination, except that Public Shares held by the initial shareholders will be subject to mandatory redemption upon any diminution of the Trust Account in connection with an extension, and such shares will be entitled to redemption at a price equal to the per share redemption value then held in the Trust Account in connection therewith.

The Company will have until 21 months from the closing of the Proposed Offering to complete a Business Combination. However, the Company anticipates that it may not be able to consummate a Business Combination within 21 months from the closing of the Proposed Offering, the Company may, but is not obligated to, by resolution of the board if requested by the initial shareholders, extend the period of time to consummate a Business Combination the Company may seek shareholder approval to amend the amended and restated memorandum and articles of association to extend the date by which the Company must consummate the initial Business Combination. If the Company seeks shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the Company’s initial Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (which interest shall be net of amounts not previously released to the Company pursuant to permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. For the avoidance of doubt, the time to complete a Business Combination shall not be extended beyond 21 months without a shareholder vote. The Underwriter has agreed to waive its rights to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within in the completion window and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case less taxes payable and up to $100,000 of interest to pay liquidation expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the Underwriter of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Going Concern Consideration

As of March 31, 2026 and December 31, 2025, the Company had no cash and a working capital deficit of $342,758 and $99,715, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, Presentation of Financial Statements - Going Concern, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these unaudited financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital will be successful. These unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In the opinion of management, all adjustments (consisting of a normal accruals) considered for a fair presentation have been included. The interim results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected through December 31, 2026 or any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of the unaudited financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2026 and December 31, 2025.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering. Offering costs are charged to temporary equity or permanent equity based upon the relative fair value of the proceeds received from the Units sold upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. Offering costs are charged to temporary equity or permanent equity based upon the relative fair value of the proceeds received from the financial instruments sold upon completion of the Proposed Offering and Private Placement. As of March 31, 2026 and December 31, 2025, the Company had deferred offering costs of $302,116 and $85,000, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on December 5, 2025, the evaluation was performed for the 2025 tax year which will be the only period subject to examination.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2026 and December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. There are no taxes in the Cayman Islands, and accordingly, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Ordinary Shares Subject to Possible Redemption

All of the ordinary shares that will be issued as part of the Proposed Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company did not specify a maximum redemption threshold. However, any threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. At March 31, 2026 and December 31, 2025, the Company had 5,066,667 and 1 ordinary shares issued and outstanding, respectively. Additionally, there were no dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and therefore, the entire net loss for the period is allocated to the ordinary shares outstanding.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Share Rights

The Company will account for the Public and Private Placement Rights to be issued in connection with the Proposed Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the rights under equity treatment at their assigned values. There are no Public or Private Placement Rights currently outstanding as of March 31, 2026.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale 12,500,000 Units (or 14,375,000 Units if the Underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share (“Public Share Right”).

NOTE 4. PRIVATE PLACEMENT

The Sponsor, EBC, and Third-Party Investors have agreed to purchase an aggregate of 512,500 Private Placement Units (or 568,750 Private Placement Units if the Underwriter’s over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, from the Company in a private placement that will occur simultaneously with the Proposed Offering. Of those 512,500 Private Placement Units (or 568,750 Private Placement Units if the Underwriter’s over-allotment option is exercised in full), the Sponsor has agreed to purchase 247,500 Private Placement Units (or up to 283,125 private placement units if the Underwriter’s over-allotment option is exercised in full), EBC has agreed to purchase 137,500 Private Placement Units (or up to 158,125 Private Placement Units if the Underwriter’s over-allotment option is exercised in full), and third-party investors have agree to purchase 127,500 Private Placement Units (regardless if the Underwriter’s over-allotment option is exercised). Each Private Placement Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share (“Private Share Rights”). A portion of the proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. If the Company does not complete a Business Combination, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will expire worthless.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 5. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	March 31, 2026	December 31, 2025
Deferred offering costs	$302,116	$85,000
Prepaid expenses	8,000	21,232
Total Assets	$310,116	$106,232

For the Three Months Ended March 31, 2026
Formation and operating costs	$52,362
Net Loss	$(52,362)

The CODM reviews formation and operating costs to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating costs, as reported on the statement of operations, are the significant segment information provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

The CODM reviews the position of total assets available with the company to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. Additionally, the CODM regularly reviews the status of deferred costs incurred to assess if these are in line with the planned use of proceeds to be raised from the public offering.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On January 6, 2026, the Sponsor was issued 4,791,667 ordinary shares (the “Founder Shares”) for an aggregate price of $25,000 paid to cover certain expenses on behalf of the Company. The Founder Shares include an aggregate of up to 625,000 ordinary shares subject to forfeiture by the Sponsor to the extent that the Underwriter’s over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Offering). On the same day, EBC was issued 275,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price, and total consideration of $1,435. Up to 35,870 of the ordinary shares are subject to forfeiture by EBC on a pro rata basis to the extent to which the underwriters’ over-allotment option is not exercised.

Promissory Note - Related Party

On December 19, 2025, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of June 30, 2026 or the date on which the Company consummates an initial public offering of its securities. On March 31, 2026 and December 31, 2025, the Company had $97,345 and $0 outstanding under the Promissory Note, respectively.

Due to Sponsor

The Company’s Sponsor has agreed to pay operating expenses related to the initial public offering. These include legal fees, accounting, mailing, and shipping expenses. As of March 31, 2026 and December 31, 2025, there were $0 and $60,947 in operating expenses due to Sponsor, respectively.

Due to Related Parties

The Company’s related party, an affiliate of the officer of the Company, has agreed to pay operating expenses related to the initial public offering. These include legal fees, accounting, mailing, and shipping expenses. As of March 31, 2026 and December 31, 2025, there were $45,397 and $25,000 in operating expenses due to related party, respectively.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the initial public offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, and administrative services, as the Company may require from time to time. The Company has agreed to pay to the Sponsor up to $5,000 per month for these services during the 21-month period to complete a Business Combination.

Related Party Loans

In order to finance transaction costs in connection with an intended Business Combination, the Company’s initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non- interest bearing basis as may be required. If the Company completes a Business Combination they would repay such loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from their trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the Private Placement Units sold in the private placement. Except as set forth above, the terms of such loans have not been determined and no written agreements exist with respect to such loans. The Company does not expect to seek loans from parties other than their initial shareholders, officers, directors or their affiliates as they do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in their trust account, but if they do, they will request such lender to provide a waiver against any and all rights to seek access to funds in their trust account. There are no such outstanding related party loans as of March 31, 2026 or December 31, 2025.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 7 . COMMITMENTS

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, EBC shares, Private Placement Units, working capital units (if any) and the Company’s underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this Proposed Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that they register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to their completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to the underwriting agreement, the Sponsor and the executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Founder Shares or rights, subject to certain exceptions. The representatives in their discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. The Sponsor, officers and directors are also subject to separate transfer restrictions on their Founder Shares and Private Placement Units pursuant to the letter agreement described herein.

The Company will grant the Underwriter a 45-day option from the date of the Proposed Offering to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at the Proposed Offering price less the underwriting discounts and commissions.

The Underwriter will be entitled to a cash underwriting discount of $0.20 per Unit, or $2,500,000 in the aggregate (or $2,875,000 in the aggregate if the Underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Offering.

The Company will engage EBC as an advisor in connection with the Company’s Business Combination. The services to be provided by EBC will include assisting the Company in holding meetings with shareholders to discuss the potential Business Combination and the target business’s attributes, introducing the Company to potential investors that may be interested in purchasing its securities, assisting the Company in obtaining shareholder approval for the Business Combination and assisting the Company with its press releases and certain public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the closing of a successful Business Combination in an amount equal to 3.5% of the gross proceeds of the initial public offering. One percentage point (out of this 3.5%) will be payable pro-rata based on the amount remaining in the Trust Account following the Business Combination plus any capital raised up until the close of a successful Business Combination, in relation to the amount following the closing of the over-allotment option.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both March 31, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Ordinary shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As of March 31, 2026 and December 31, 2025, there were 5,066,667 and 1 ordinary shares issued and outstanding, respectively.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s issued and outstanding ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders. Approval of certain actions, will require a special resolution under Cayman Islands law and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the election of directors. The holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

The Founder Shares will automatically convert into ordinary shares immediately prior to, concurrently with or immediately following the consummation of a Business Combination, and may be converted at any time prior to the Business Combination, at the option of the holder, on a one-for-one basis (unless otherwise provided in the business combination agreement), subject to adjustment for share subdivisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional ordinary shares or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, approximately 25% of the total number of ordinary shares outstanding after such conversion (not including the ordinary shares underlying the Private Placement Units), including the total number of ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any ordinary shares or equity-linked securities or rights exercisable for or convertible into ordinary shares issued, or to be issued, to any seller in the Business Combination and any Private Placement Units issued to the Sponsor, officers or directors upon conversion of working capital units, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited financial statements were issued. Based on this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited financial statements.

Report of Independent Registered Public Accounting Firm

To the shareholder and Board of Directors of

AmperCap Acquisition Company

Opinion on the Financial Statements

We have audited the accompanying balance sheet of AmperCap Acquisition Company (the “Company”) as of December 31, 2025, the related statements of operations, changes in shareholder’s deficit and cash flows for the period from December 5, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from December 5, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effecting merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within 21 months from the closing of the Proposed Public Offering or by such earlier liquidation date as the Company’s board of directors may approve. The Company lacks the capital resources that are needed to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2025.

New York, NY

January 21, 2026

AMPERCAP ACQUISITION COMPANY

BALANCE SHEET

DECEMBER 31, 2025

ASSETS
Current assets:
Prepaid expenses	$21,232
Total current assets:	21,232
Deferred offering costs	85,000
TOTAL ASSETS	$106,232

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accrued offering costs	$35,000
Due to Sponsor	60,947
Due to related party	25,000
Total Liabilities	120,947

Commitments (Note 7)

Shareholder’s Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1 share issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(14,715)
Total Shareholder’s Deficit	(14,715)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$106,232

The accompanying notes are an integral part of the financial statements.

AMPERCAP ACQUISITION COMPANY

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM DECEMBER 5, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Formation and operating costs	$14,715
Net loss	$(14,715)

The accompanying notes are an integral part of the financial statements.

AMPERCAP ACQUISITION COMPANY

STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

FOR THE PERIOD FROM DECEMBER 5, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 5, 2025 (inception)	—	$—	$—	$—	$—
Issuance of ordinary share	1	—	—	—	—
Net loss	—	—	—	(14,715)	(14,715)
Balance at December 31, 2025	1	$—	$—	$(14,715)	$(14,715)

The accompanying notes are an integral part of the financial statements.

AMPERCAP ACQUISITION COMPANY

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM DECEMBER 5, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Cash Flows from Operating Activities:
Net loss	$(14,715)
Changes in operating assets and liabilities:
Prepaid expenses	(21,232)
Net cash used in operating activities	(35,947)

Cash Flows from Financing Activities:
Payment of operating expenses by the Sponsor	35,947
Net cash provided by financing activities	35,947

Net Change in Cash	—
Cash - Beginning of period	—
Cash - End of period	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in due to sponsor	$25,000
Deferred offering costs included in accrued offering costs	$35,000
Deferred offering costs included in due to related party	$25,000

The accompanying notes are an integral part of the financial statements.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

AmperCap Acquisition Company (the “Company”) is a blank check company incorporated in the Cayman Islands on December 5, 2025. The Company was formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from December 5, 2025 (inception) through December 31, 2025 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Offering of 12,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 14,375,000 Units if the underwriter’s over-allotment option is exercised in full) and the sale of 512,500 units (or 568,750 units if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, in a private placement to AmperSPAC LLC (the “Sponsor”), EarlyBirdCapital, Inc. (the “Underwriter” or “EBC”), and certain third-party investors (the “third-party investors”), that will close simultaneously with the Proposed Offering. Of those 512,500 Private Placement Units, the Sponsor has agreed to purchase 247,500 Private Placement Units (or 283,125 Private Placement Units if the underwriters’ over-allotment option is exercised in full), the third-party investors have agreed to purchase 127,500 Private Placement Units (regardless of whether the underwriters’ over-allotment option is exercised), and EBC has agreed to purchase 137,500 Private Placement Units (or 158,125 Private Placement Units if the underwriters’ over-allotment option is exercised in full).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Proposed Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s Share Rights. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 9) and any Public Shares purchased during or after the Proposed Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and third-party investors have agreed to waive redemption rights with respect to any Founder Shares (as defined in Note 9), Private Placement Units held by them, and any Public Shares they may acquire during or after the Proposed Offering (except for those Public Shares held by third-party investors acquired during or after the Proposed Offering), in connection with the completion of Business Combination, except that Public Shares held by the initial shareholders and third-party investors will be subject to mandatory redemption upon any diminution of the Trust Account in connection with an extension, and such shares will be entitled to redemption at a price equal to the per share redemption value then held in the Trust Account in connection therewith.

The Company will have until 21 months from the closing of the Proposed Offering to complete a Business Combination. However, the Company anticipates that it may not be able to consummate a Business Combination within 21 months from the closing of the Proposed Offering, the Company may, but is not obligated to, by resolution of the board if requested by the initial shareholders, extend the period of time to consummate a Business Combination the Company may seek shareholder approval to amend the amended and restated memorandum and articles of association to extend the date by which the Company must consummate the initial Business Combination. If the Company seeks shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the Company’s initial Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (which interest shall be net of amounts not previously released to the Company pursuant to permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. For the avoidance of doubt, the time to complete a Business Combination shall not be extended beyond 21 months without a shareholder vote.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case less taxes payable and up to $100,000 of interest to pay liquidation expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the Underwriter of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Going Concern Consideration

As of December 31, 2025, the Company had no cash and a working capital deficit of $99,715. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, Presentation of Financial Statements - Going Concern, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital will be successful. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2025.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering. Offering costs are charged to temporary equity or permanent equity based upon the relative fair value of the proceeds received from the Units sold upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. Offering costs are charged to temporary equity or permanent equity based upon the relative fair value of the proceeds received from the financial instruments sold upon completion of the Proposed Offering and Private Placement. As of December 31, 2025, the Company had deferred offering costs of $85,000.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on December 5, 2025, the evaluation was performed for the upcoming 2025 tax year which will be the only period subject to examination.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. There are no taxes in the Cayman Islands, and accordingly, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Ordinary Shares Subject to Possible Redemption

All of the ordinary shares that will be issued as part of the Proposed Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company did not specify a maximum redemption threshold. However, any threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. At December 31, 2025, the Company had 1 ordinary share issued and outstanding. Additionally, there were no dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and therefore, the entire net loss for the period is allocated to the 1 ordinary share.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Share Rights

The Company will account for the Public and Private Placement Rights to be issued in connection with the Proposed Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the rights under equity treatment at their assigned values. There are no Public or Private Placement Rights currently outstanding as of December 31, 2025.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale 12,500,000 Units (or 14,375,000 Units if the Underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one right to receive one tenth (1/10) of one ordinary share upon the consummation of an initial business combination (“Share Right”). (see Note 8).

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT

The Sponsor, EBC, and Third-Party Investors have agreed to purchase an aggregate of 512,500 Private Placement Units (or 568,750 Private Placement Units if the Underwriter’s over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, from the Company in a private placement that will occur simultaneously with the Proposed Offering. Of those 512,500 Private Placement Units, the Sponsor has agreed to purchase 247,500 Private Placement Units (or 283,125 Private Placement Units if the underwriters’ over-allotment option is exercised in full), the third-party investors have agreed to purchase 127,500 Private Placement Units (regardless of whether the underwriters’ over-allotment option is exercised), and EBC has agreed to purchase 137,500 Private Placement Units (or 158,125 Private Placement Units if the underwriters’ over-allotment option is exercised in full). Each Private Placement Unit consists of one ordinary share and one right to receive one tenth (1/10) of one ordinary share upon the consummation of an initial business combination (“Private Placement Rights”). A portion of the proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. If the Company does not complete a Business Combination, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will expire worthless.

NOTE 5. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

December 31, 2025
Deferred offering costs	$85,000
Prepaid expenses	21,232
Total Assets	$106,232

Period from December 5, 2025 (inception) through December 31, 2025
Formation and operating costs	$14,715
Net Loss	$(14,715)

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

The CODM reviews formation and operating costs to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating costs, as reported on the statement of operations, are the significant segment information provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

The CODM reviews the position of total assets available with the company to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. Additionally, the CODM regularly reviews the status of deferred costs incurred to assess if these are in line with the planned use of proceeds to be raised from the public offering.

NOTE 6. RELATED PARTY TRANSACTIONS

Promissory Note - Related Party

On December 19, 2025, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of June 30, 2026 or the date on which the Company consummates an initial public offering of its securities. On December 31, 2025, the Company had no balance outstanding under the Promissory Note.

Due to Sponsor

The Company’s Sponsor has agreed to pay operating expenses related to the initial public offering. These include legal fees, accounting, mailing, and shipping expenses. As of December 31, 2025, there were $60,947 in operating expenses due to Sponsor.

Due to Related Party

The Company’s related party has agreed to pay operating expenses related to the initial public offering. These include legal fees, accounting, mailing, and shipping expenses. As of December 31, 2025, there were $25,000 in operating expenses due to related party.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the initial public offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, and administrative services, as the Company may require from time to time. The Company has agreed to pay to the Sponsor up to $5,000 per month for these services during the 21-month period to complete a Business Combination.

Related Party Loans

In order to finance transaction costs in connection with an intended Business Combination, the Company’s initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non- interest bearing basis as may be required. If the Company completes a Business Combination they would repay such loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from their trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the Private Placement Units sold in the private placement. Except as set forth above, the terms of such loans have not been determined and no written agreements exist with respect to such loans. The Company does not expect to seek loans from parties other than their initial shareholders, officers, directors or their affiliates as they do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in their trust account, but if they do, they will request such lender to provide a waiver against any and all rights to seek access to funds in their trust account. There are no such outstanding related party loans as of December 31, 2025.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 7 . COMMITMENTS

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, EBC shares, Private Placement Units, working capital units (if any) and the Company’s underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this Proposed Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that they register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to their completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to the underwriting agreement, the Sponsor and the executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, Share Rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Founder Shares or Share Rights, subject to certain exceptions. The representatives in their discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. The Sponsor, officers and directors are also subject to separate transfer restrictions on their Founder Shares and Private Placement Units pursuant to the letter agreement described herein.

The Company will grant the Underwriter a 45-day option from the date of the Proposed Offering to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at the Proposed Offering price less the underwriting discounts and commissions.

The Underwriter will be entitled to a cash underwriting discount of $0.20 per Unit, or $2,500,000 in the aggregate (or $2,875,000 in the aggregate if the Underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Offering.

The Company will engage EBC as an advisor in connection with the Company’s Business Combination. The services to be provided by EBC will include assisting the Company in holding meetings with shareholders to discuss the potential Business Combination and the target business’s attributes, introducing the Company to potential investors that may be interested in purchasing its securities, assisting the Company in obtaining shareholder approval for the Business Combination and assisting the Company with its press releases and certain public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the closing of a successful Business Combination in an amount equal to 3.5% of the gross proceeds of the initial public offering. One percentage point (out of this 3.5%) will be payable pro-rata based on the amount remaining in the Trust Account following the Business Combination plus any capital raised up until the close of a successful Business Combination, in relation to the amount following the closing of the over-allotment option.

NOTE 8. SHAREHOLDER’S DEFICIT

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025, there were no preference shares issued or outstanding.

Ordinary shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As of December 31, 2025, there was one ordinary share issued and outstanding.

AMPERCAP ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s issued and outstanding ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders which is to be approved by way of an ordinary resolution. Approval of certain actions, will require approval by way of a special resolution under Cayman Islands law and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the election of directors. The holders of more than 50% of the issued and outstanding shares of the company, who, vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company, for the appointment of directors can appoint all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Founder Shares

On January 6, 2026, the Sponsor was issued 4,791,667 ordinary shares (the “Founder Shares”) for an aggregate price of $25,000 paid to cover certain expenses on behalf of the Company. The Founder Shares include an aggregate of up to 625,000 ordinary shares subject to forfeiture by the Sponsor to the extent that the Underwriter’s over-allotment option is not exercised in full or in part, so that the Sponsor will own 25% of the Company’s issued and outstanding shares after the Proposed Offering (excluding the private shares and EBC founder shares, and assuming the Sponsor does not purchase any Public Shares in the Proposed Offering). On the same day, EBC was issued 275,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price, and total consideration of $1,435. Up to 35,870 of the ordinary shares are subject to forfeiture by EBC on a pro rata basis to the extent to which the underwriters’ over-allotment option is not exercised.

$125,000,000

12,500,000 Units

AMPERCAP ACQUISITION COMPANY

PRELIMINARY PROSPECTUS

Book-Running Manager

EarlyBirdCapital, Inc.

Co-Manager

Clear Street

June 2, 2026

Until June 27, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.